SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. __)
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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
Commerce Energy Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS
ADDITIONAL INFORMATION REGARDING THE COMPANY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS (PROPOSAL 1)
INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY BOARD OF DIRECTORS (PROPOSAL 2)
APPROVAL OF AMENDED AND RESTATED 2005 EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 3)
APPROVAL OF 2006 STOCK INCENTIVE PLAN (PROPOSAL 4)
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 5)
COMPENSATION OF EXECUTIVE OFFICERS
PERFORMANCE GRAPH
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE ANNUAL MEETING FOR THE FISCAL YEAR ENDING JULY 31, 2006
AVAILABILITY OF ANNUAL REPORT
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C

COMMERCE ENERGY GROUP, INC.
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
(714) 259-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       We cordially invite you to attend the annual meeting of stockholders of Commerce Energy Group, Inc. This annual meeting of stockholders will be held at 9:00 a.m., California time, on January 26, 2006, at The Grove of Anaheim, located at 2200 E. Katella Avenue, Anaheim, California 92806, for the following purposes:

1.	To elect two Class II directors to the Board of Directors to hold office for a term of three years or until their respective successors are elected and qualified;

2.	To approve an amendment to the Amended and Restated Certificate of Incorporation of Commerce Energy Group, Inc. to declassify the Board of Directors and to provide for the annual election of directors, the removal of directors with or without cause, and certain procedures to appoint directors to vacancies on the Board of Directors;

3.	To approve the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan;

4.	To approve the Commerce Energy Group, Inc. 2006 Stock Incentive Plan;

5.	To ratify the appointment of Hein & Associates LLP as Commerce Energy Group Inc.’s independent registered public accounting firm for the fiscal year ending July 31, 2006; and

6.	To transact such other business as may properly come before this annual meeting of stockholders or any adjournment thereof.
      The Board of Directors has nominated Charles E. Bayless and Mark S. Juergensen as the nominees for election to the Board of Directors as Class II directors.
      The Board of Directors has fixed the close of business on December 7, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, this annual meeting of stockholders.
      You are cordially invited to be present and to vote at this annual meeting of stockholders in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, or to vote by telephone or the Internet in accordance with the instructions on the enclosed proxy card, whether or not you expect to attend. In the event you have returned a signed proxy, but elect to attend this annual meeting of stockholders and vote in person, you will be entitled to vote.

By Order of the Board of Directors,

Lawrence Clayton, Jr.
Chief Financial Officer and Secretary

Costa Mesa, California
December 16, 2005

COMMERCE ENERGY GROUP, INC.
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626

PROXY STATEMENT

      The Board of Directors of Commerce Energy Group, Inc. (the “Company” or “Commerce”) is soliciting proxies to be voted at the annual meeting of stockholders of the Company to be held on January 26, 2006 at The Grove of Anaheim, located at 2200 E. Katella Avenue, Anaheim, California 92806, at 9:00 a.m., California time, and at any adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders is December 21, 2005.
      The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on December 7, 2005 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). The only outstanding class of stock of the Company is its common stock, par value $0.001 per share (“Common Stock”). As of the Record Date, 30,161,750 shares of Common Stock were outstanding. Of that amount, 139,941 shares of Common Stock are treasury shares which cannot be voted at the Annual Meeting and are not counted to determine whether a quorum is present. Each share of Common Stock entitles its record holder on the Record Date to one vote on all matters.
QUESTIONS AND ANSWERS
Why am I receiving this annual meeting information and proxy?
      You are receiving this annual meeting information and proxy from us because you owned shares of Common Stock in the Company as of the Record Date. This proxy statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions.
      You may own shares of Common Stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, Computershare Trust Company, which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are a beneficial owner, not a stockholder of record.
What am I voting on?
      You are being asked to vote on (a) the election of two Class II directors; (b) the approval of an amendment to our Amended and Restated Certificate of Incorporation to declassify the Board of Directors and to provide for the annual election of directors, the removal of directors with or without cause, and certain procedures to appoint directors to vacancies on the Board; (c) the approval of the Company’s Amended and Restated 2005 Employee Stock Purchase Plan; (d) approval of the Company’s 2006 Stock Incentive Plan; and (e) the ratification of the appointment of Hein & Associates LLP, as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006. When you sign and mail the proxy card or submit your proxy by telephone or the Internet, you appoint Steven S. Boss and Gary J. Hessenauer as your representatives at the Annual Meeting. (When we refer to the “named proxies,” we are referring to Messrs. Boss and Hessenauer.) This way, your shares will be voted even if you cannot attend the meeting.

How does the Board of Directors recommend I vote on each of the proposals?

•	FOR the Board’s director nominees, and

•	FOR each of the Company’s other proposals set forth on the Notice of Annual Meeting.

How do I vote my shares?
      Record holders may vote by using the proxy card or by telephone or by the Internet.
      Persons who beneficially own stock held:

•	by a bank and who have the power to vote or to direct the voting of the shares can vote using the proxy or the voting information form provided by the bank and, if made available by the bank, telephone and/or Internet voting;

•	in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.
      Persons who beneficially own stock can vote at the Annual Meeting provided that they obtain a “legal proxy” from the person or entity holding the stock for him, typically a broker, bank or trustee. A beneficial owner can obtain a legal proxy by making a request to the broker, bank or trustee. Under a legal proxy, the bank, broker or trustee confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the Annual Meeting.
      Set forth below are the various means — Internet, phone and mail — for voting without attending the Annual Meeting. Subject to applicable time deadlines for Internet and phone voting applicable to most stockholders, a person voting by any of these means may vote again using that means or another means and the later-dated vote will have the effect of revoking the earlier-dated vote. Thus, a person who votes on January 3 using the Internet can change her vote on January 4 by using the Internet, phone or mail, and the effect of the January 4 vote would be to revoke the earlier January 3 vote. A record holder can attend the Annual Meeting and vote, which will have the effect of revoking a previously-given proxy. A beneficial holder who has been given a legal proxy by the record holder can attend the meeting and vote, which will have the effect of revoking a previously given proxy or voting information form.
      You may vote on the Internet. Stockholders of record and most beneficial owners of Common Stock may vote via the Internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the Internet, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
      You may vote by phone. Stockholders of record and most beneficial owners of Common Stock may vote by phone. Instructions for voting by phone are provided along with your proxy card or voting instructions. If you vote by telephone, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your phone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
      You may vote by mail. Simply sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.
      If you return a signed proxy card but do not mark your choices, your shares will be voted in accordance with the recommendations of the Board of Directors shown above and as stated below under the caption “How will my shares be voted?”. If you do not mark your choices on the voting instruction form, the voting of your shares will be subject to rules relating to broker non-votes.
      The availability of telephone and Internet voting. Telephone and internet voting have been provided for. Simply follow the instructions that appear on the enclosed form of proxy or voting instruction form.
      All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What if I change my mind after I submit my proxy?
      You may revoke your proxy and change your vote irrespective of the method (i.e., telephone, Internet or mail) in which you originally voted by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by telephone, Internet or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. You may do this at a later date or time by:

•	voting by telephone or on the Internet (which may not be available to some beneficial holders); your latest telephone or Internet proxy will be counted;

•	signing and delivering a proxy card with a later date; or

•	voting at the Annual Meeting. (If you hold your shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the meeting.)
      If you are a registered stockholder, you may obtain a new proxy card by contacting the Corporate Secretary, Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, telephone (714) 259-2500. If your shares are held by a broker, trustee or bank, you may obtain a new voting instruction by contacting your broker, trustee or bank. If you sign and date the proxy card or the voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instructions will be revoked and your choices on the proxy card or voting instruction form will be voted as you instruct.
How will my shares be voted?
      All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted “FOR” all of the following: (a) the election of the Board of Directors’ nominees for directors; (b) the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors and to provide for the annual election of directors, the removal of directors with or without cause, and certain procedures to appoint directors to vacancies on the Board; (c) the approval of the Company’s Amended and Restated 2005 Employee Stock Purchase Plan; (d) the approval of the Company’s 2006 Stock Incentive Plan; and (e) the ratification of the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business except as discussed below under “What business may be properly brought before the meeting and what discretionary authority is granted.”
How many shares must be present to hold the meeting?
      A majority of the Company’s outstanding shares of Common Stock (excluding treasury shares) as of the Record Date must be present at the meeting and entitled to vote in order to hold the Annual Meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present at the Annual Meeting if the stockholder of record attends the Annual Meeting in person, if the beneficial holder attends with a legal proxy from the record holder, or if the record holder has granted a proxy, whether by returning a proxy card or by telephone or Internet, without regard to whether the proxy actually casts or withholds a vote or abstains from voting.
How many votes must the Class II Director nominees have to be elected?
      Directors are elected by a plurality, and the two Class II Director nominees who receive the highest number of “FOR” votes will be elected. There is no cumulative voting for the Company’s directors. A properly executed proxy withholding authority to vote for one or more nominees with respect to the election of directors will not be voted for the director(s) from whom authority to vote is withheld. However, the shares represented will be counted for purposes of determining whether there is a quorum. Withheld votes and broker non-votes, if applicable, will not be taken into account in determining the outcome of the election of directors.

What happens if a nominee is unable to stand for election?
      The Board of Directors may reduce the number of seats on the Board or they may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies will be voted for the substitute nominee.
How many votes must each of the stockholder proposals receive in order to pass?
      The affirmative vote of a majority of the voting power represented by the outstanding shares of Common Stock is required for the adoption of Proposal 2.
      The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject proposal is required for the adoption of Proposals 3, 4 and 5.
      Abstentions and broker non-votes will have no effect on the voting with respect to Proposals 1, 3, 4 and 5, but will have the same effect as a “NO” vote against Proposal 2.
What are broker non-votes?
      As indicated above, if you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as recommended by the Company. However, if your shares are held by a broker and you do not provide instructions to the broker on how to vote (whether you use the Internet or phone or return the enclosed voting instruction form), the absence of instructions may cause a “broker non-vote” on the matters for which you do not provide instructions. Accordingly, if you want to vote your shares on a matter, it is important that you provide voting instructions on that matter.
      When there is a broker non-vote, the stockholder grants a limited proxy that does not empower the holder to vote on a particular proposal(s).
Who pays the costs of proxy solicitation?
      The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to stockholders whose Common Stock is held of record by such entities. The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies in connection with this proxy statement, and such firm will receive a fee estimated to be $6,500 and will be reimbursed for out-of-pocket expenses.
What business may be properly brought before the meeting and what discretionary authority is granted?
      Nominations for Directors for the Annual Meeting. The Bylaws of the Company (the “Bylaws”) set forth specific procedures relating to the nomination of the Company’s directors (the “Nomination Bylaw”), and no person is eligible for election as a director unless nominated in accordance with the Nomination Bylaw. If a stockholder wishes to nominate a candidate for election as a director, the Nomination Bylaw requires a stockholder’s notice of nomination to have been delivered to or mailed and received at the principal executive offices of the Company not earlier than September 14, 2005 and not later than October 14, 2005 to be timely for the Annual Meeting. For this Annual Meeting, the Company received timely notice of nominations from two stockholders, each of which nominated one person to stand for election at the Annual Meeting. In a letter dated October 5, 2005, a stockholder nominated Joseph Saline for election as a director, and in a letter dated October 13, 2005, another stockholder nominated Peter Weigand for election as a director. The nomination of Mr. Weigand was subsequently withdrawn by the stockholder and Mr. Weigand indicated that he would not stand for election at the Annual Meeting.

      The candidacy of Mr. Saline was discussed at a meeting of the Company’s Nominating and Corporate Governance Committee in connection with that Committee’s evaluation of all director candidates relating to this Annual Meeting. After deliberation, the Committee decided not to include Mr. Saline on the list of two candidates which it proposed to the full Board for consideration as nominees at this Annual Meeting.
      Notwithstanding that the nomination was timely submitted under the Company’s Nomination Bylaws, the Bylaws do not mandate inclusion of a shareholder nomination or any other proposal in the Company’s proxy materials. The legal requirements that a stockholder must meet to include a proposal in the Company’s proxy materials are set forth in the proxy rules established by the Securities and Exchange Commission (the “SEC”), specifically in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”). Rule 14a-8 includes the means to calculate the deadline for submission of such proposals. With respect to both persons nominated by stockholders, each was made after the deadline to submit stockholder proposals for inclusion in the Company’s proxy materials. We submitted a no-action request to the SEC to exclude the stockholder nominations from this proxy statement, which the SEC granted on November 23, 2005.
      The decision not to include Mr. Saline as a nominee for a Class II director at the Annual Meeting was conveyed to the stockholder who nominated him. Although the Company has asked that stockholder whether he will contest the election of directors, he has not responded to the Company. Accordingly, we have no knowledge whether he will contest the election or solicit his own proxies. To the extent that the nomination of Mr. Saline is presented at the Annual Meeting, the named proxies will vote “FOR” the nominees proposed by the Board and not for Mr. Saline.
      Although the nomination of Mr. Saline was timely under the Nomination Bylaws, the Company cannot be certain that the stockholder who nominated Mr. Saline will meet the other requirements for the nomination of Mr. Saline to be presented to and voted upon at the Annual Meeting. Among the other requirements, the Nomination Bylaw requires the nominating stockholder to attend the Annual Meeting to present the nomination in order for it to be properly brought before the Annual Meeting. The chairman of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the meeting and the defective nomination will be disregarded.
      Stockholder Proposals for the Annual Meeting. The Bylaws set forth specific procedures to enable stockholders to properly bring business before an annual meeting of the stockholders (the “Stockholder Proposal Bylaw”). Under the terms of the Stockholder Proposal Bylaw, to be timely for the Annual Meeting a stockholder must have delivered notice of a proposal to the principal executive offices of the Company not later than 90 days nor earlier than 120 days prior to the anniversary of the preceding year’s annual meeting. Accordingly, to be timely for the Annual Meeting, a stockholder’s notice regarding a proposal to be brought before the Annual Meeting must have been submitted to the Company not earlier than September 14, 2005 and not later than October 14, 2005.
      The Stockholder Proposal Bylaw deadline is different from the deadline under the federal proxy rules for inclusion of a stockholder proposal in the Company’s proxy materials. As noted above, to the extent that a shareholder desires to have his proposal included in the Company’s proxy materials, Rule 14a-8 requires that such proposal be received by the Company prior to the deadline for submission calculated in accordance with Rule 14a-8, and not be otherwise excludable under Rule 14a-8. As disclosed in the Company’s proxy materials for last year’s annual meeting, the deadline for submission of proposals for inclusion in the Company’s proxy materials relating to the Annual Meeting was August 5, 2005.
      On October 12, 2005, the Company received a stockholder proposal to declassify the Company’s Board of Directors (the “Stockholder Proposal”). As submitted, the proposal consists of (a) a stockholder recommendation “that the Board of Directors take all necessary actions to eliminate the “classified” board structure;” and (b) if the proposal is passed, a mandate to hold “a special meeting 90 to 120 days following the [Annual Meeting to elect] ... all board members except those elected at the [Annual Meeting].”

      Although the stockholder proponent requested that we include the Stockholder Proposal in this proxy statement, the Stockholder Proposal was delivered to the Company more than two months after the August 5, 2005 deadline. The Company requested a “no-action” letter from the SEC to exclude the Stockholder Proposal from this proxy statement pursuant to Rule 14a-8, which the SEC granted on November 23, 2005. The Company omitted the Stockholder Proposal from this Proxy Statement in reliance on the SEC’s no-action determination.
      Although the Stockholder Proposal was submitted more than two months late for inclusion in the proxy statement under the federal proxy rules, it was timely under the Stockholder Proposal Bylaw and therefore may be submitted for consideration by the stockholders at the Annual Meeting if it meets all other requirements of the Stockholder Proposal Bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Under Rule 14a-4(c)(6), the form of proxy may grant the proxy holder discretionary authority to vote on proposals omitted under Rule 14a-8, and our proxy card does grant such authority. Mr. Boss and Mr. Hessenauer, pursuant to such discretionary authority, will vote the shares for which they hold proxies against the omitted Stockholder Proposal if it is properly presented at the Annual Meeting.
      The Company has no knowledge or notice that any business other than as set forth in the Notice of Annual Meeting or as discussed in this question will be brought before the Annual Meeting. As to other matters that properly come before the Annual Meeting and are not on the proxy card, Mr. Boss and Mr. Hessenauer will vote the shares of Common Stock for which they hold proxies in accordance with their best judgment.
Is a list of stockholders entitled to vote at the meeting available?
      A list of stockholders of record entitled to vote at the annual meeting will be available at the Annual Meeting. It will also be available Monday through Friday from January 16, through January 25, 2006, between the hours of 9 a.m. and 4 p.m., local time, at the offices of the Corporate Secretary, 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626.
      A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.
Where can I find the voting results of the meeting?
      We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006. You can read or print a copy of that report by going to the Company’s website, www.commerceenergygroup.com, and then choosing Investor Relations, SEC Filings. You can find the same Form 10-Q by going directly to the SEC EDGAR files at www.sec.gov. You can also get a copy by calling us at (714) 259-2500, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.
ADDITIONAL INFORMATION REGARDING THE COMPANY
      Commerce is the successor to Commonwealth Energy Corporation (“Commonwealth”), which was formed in California in August 1997. On July 6, 2004, Commonwealth reorganized into a Delaware holding company structure, whereby Commonwealth became a wholly-owned subsidiary of Commerce and the stockholders of Commonwealth became stockholders of Commerce. All references to the Company reflect this continuation. Commonwealth first became a reporting company in October 2001, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
      Beneficial Ownership Table
      The following table sets forth certain information about the beneficial ownership of our Common Stock as of the Record Date by:

•	each person known by us to own beneficially more than 5% of the voting power of our outstanding Common Stock;

•	each of our current directors;

•	each nominee for election to become a director;

•	our chief executive officer and the other officers named in the Summary Compensation Table set forth under the caption “Compensation of Executive Officers” (we refer to these officers as the “Named Executive Officers”); and

•	all of our current directors and executive officers as a group.
      Beneficial ownership is determined in accordance with the rules of the SEC based upon voting or investment power over the securities. Shares and share percentages beneficially owned are based upon the number of shares of Common Stock outstanding on the Record Date, together with options, warrants or other convertible securities that are exercisable for such respective securities within 60 days of the Record Date for each stockholder. Under the rules of the SEC, beneficial ownership includes shares over which the named stockholder exercises voting and/or investment power. Shares of Common Stock subject to options, warrants or other convertible securities that are currently exercisable or will become exercisable within 60 days of the Record Date are deemed outstanding for computing the respective percentage ownership of the person holding the option, warrant or other convertible security, but are not deemed outstanding for purposes of computing the respective percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. The inclusion of shares in the table does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of the shares.

	Common Stock

	Amount and Nature of
	Beneficial Ownership(1)

	Number of
	Shares	Right to		Percent of
Name	Owned(2)	Acquire(3)	Total	Class(1)(2)(3)

Principal Stockholders:
Ian B. Carter	250,000	2,500,000	2,750,000	8.4%
Class I Directors:
Steven S. Boss	200,000	112,500	312,500	1.0%
Gary J. Hessenauer	—	12,500	12,500	*
Class II Directors and Nominees for Election at the Annual Meeting:
Charles E. Bayless	100,000	87,500	187,500	*
Mark S. Juergensen	20,000	125,000	145,000	*
Class III Directors:
Dennis R. Leibel	—	—	—	—
Robert C. Perkins	205,000	437,500	642,500	2.1%
Other Named Executive Officers(4):
Peter T. Weigand	—	—	—	—
Richard L. Boughrum	—	—	—	—
John A. Barthrop	2,000	625,000	627,000	2.0%
Eric G. Alam	—	—	—	—
All Directors and Executive Officers as a group (12 persons)	572,000	1,400,000	1,972,000	6.2%

*	Indicates beneficial ownership of less than 1% of the issued and outstanding class of securities.

(1)	Subject to applicable community property and similar statutes.

(2)	Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

(3)	Represents shares of our Common Stock issuable upon exercise of stock options or upon conversion of other convertible securities held by such persons that are exercisable within 60 days of the Record Date.

(4)	Pursuant to SEC Rules, the determination of the Company’s Named Executive Officers is made with respect to its last completed fiscal year ended July 31, 2005. Mr. Weigand served as the Company’s President until October 8, 2005; Mr. Boughrum served as the Company’s Senior Vice President, Chief Financial Officer and Secretary until October 8, 2005; Mr. Barthrop served as the Company’s Senior Vice President, General Counsel and Secretary until January 2005; and Mr. Alam served as the Company’s Senior Vice President, Sales and Marketing until December 1, 2005.

      No director, officer, affiliate of the Company or record owner of more than five percent of the Company’s common stock, or any associate of such person, is a party adverse to Company in any material pending legal proceeding or has a material interest adverse to the Company in any such proceeding.

ELECTION OF DIRECTORS
(PROPOSAL 1)
      The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for a “classified” board of directors. The number of authorized directors is currently six. Currently, there are two Class II directors (Mark S. Juergensen and Charles E. Bayless), whose terms expire at the Annual Meeting; two Class III directors (Dennis R. Leibel and Robert C. Perkins) whose terms expire at the annual meeting of stockholders to be held after the completion of fiscal year 2006; and two Class I directors (Steven S. Boss and Gary J. Hessenauer), whose terms expire at the annual meeting of stockholders to be held after completion of fiscal year 2007. If stockholders approve the proposal to declassify the board of directors at this Annual Meeting, the classes of directors will be phased out over a period of three fiscal years, beginning with the annual meeting of stockholders to be held after the completion of fiscal year 2006.
      The Nominating and Corporate Governance Committee recommended to the Board of Directors, and the Board of Directors approved, the nominations of Charles E. Bayless and Mark S. Juergensen for election as Class II Directors at the Annual Meeting, for each to serve a three year term expiring at the third succeeding annual meeting after their election or until his successor is elected and qualified. Mr. Bayless, an incumbent director, was originally recommended for appointment to the Board by one of the Company’s independent directors. Mr. Juergensen, an incumbent director, was originally recommended for appointment to the Board by the former chief executive officer of the Company. Directors shall be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such election.
      In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors.
      The Board of Directors unanimously recommends a vote “FOR” the election of each of Charles E. Bayless and Mark S. Juergensen as Class II directors. Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of Charles E. Bayless and Mark S. Juergensen.
      The telephone and Internet voting procedures will include instructions on how to withhold your vote from any nominee.

Information About the Class II Director Nominees
      The following table sets forth information regarding the nominees, including age as of the Record Date and business experience during the past five years:

		Director
Name	Age	Since	Principal Occupation and Other Information

Charles E. Bayless	63	2004	Mr. Bayless has served as a director of Commerce Energy Group, Inc. since July 2004. Mr. Bayless is a member of the Audit, Compensation, Nominating and Corporate Governance and Strategic Opportunities Committees of the Board. Mr. Bayless served as Chairman of Illinova and Illinois Power from August 1998 until his retirement in December 1999. Mr. Bayless also held the position of Chief Executive Officer of Illinova and President of Illinois Power from July 1998 until September 1999. Prior to that, he was Chairman, President and Chief Executive Officer of Tucson Electric Power. Mr. Bayless served as a Director of Illinova from 1998 until the closing of the merger with Dynegy Inc. in February 2000, and has since served as a director of Dynegy Inc. Since April 2005, Mr. Bayless has served as President of the West Virginia University Institute of Technology. Mr. Bayless received his Bachelor of Science degree in Electrical Engineering from West Virginia Institute of Technology. He earned a Master of Science degree in Electrical Engineering with a focus in Power Engineering, and in 1972 received his Law Degree, both from West Virginia University. Mr. Bayless also holds an MBA degree from the Graduate School of Business Administration at the University of Michigan.
Mark S. Juergensen	45	2003	Mr. Juergensen has served as a director of Commerce Energy Group, Inc. since its inception in December 2003. Mr. Juergensen is a member of the Audit, Compensation, Nominating and Corporate Governance and Strategic Opportunities Committees of the Board. He also served as a director of Commerce Energy, Inc. from May 2003 to August 2005 and has served as a director of Skipping Stone Inc. and Utilihost, Inc. since August 2005. Mr. Juergensen has served as Vice President of Sales and Marketing for Predict Power, an energy solution software company he co-founded, since May 2000. Mr. Juergensen also is a director of Sterling Energy International, Inc., a private management service company in the power generation industry, and is an investor in and advisor to various early-stage technology and energy companies. From February 1995 to June 2000, he served in multiple leadership positions, including as a Commercial Manager, for Solar Turbines, Caterpillar’s gas turbine division. From February 1992 to February 1995, he served as Director of Management Services for Sterling Energy International, a power generation management consulting firm he co-founded. Mr. Juergensen received a Bachelor of Science degree in electrical engineering from the University of Southern California.

Information About Directors Whose Terms Continue
      The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class I or Class III Directors and are continuing in office as directors of the Company:

Class I Directors — Terms Expiring at the Annual Meeting to be Held after the Completion of Fiscal Year 2007

		Director
Name	Age	Since	Principal Occupation and Other Information

Steven S. Boss	59	2005	Mr. Boss was appointed to the Board of Directors in July 2005 and as Chief Executive Officer of Commerce Energy Group, Inc. in August 2005. Since August 2005, Mr. Boss has also served as a director and Chief Executive Officer of Commerce Energy, Inc., Skipping Stone Inc. and Utilihost, Inc. From 2003 to August 2005, Mr. Boss was an attorney in private practice specializing in the representation of energy companies and commercial energy users. From 2000 to 2003, Mr. Boss served as president of Energy Buyers Network, LLC, an energy consulting firm that provided regulatory representation and structured direct access energy transactions for commercial energy users. From 1999 to 2000, he served as president of both Sierra Pacific Energy Company and Nevada Power Services, non-regulated energy services operating subsidiaries of Sierra Pacific Resources. Prior to that, Mr. Boss served in various legal and senior management positions in a number of energy companies and practiced law in private practice. From 1984 to 1992, Mr. Boss served as president and chief executive officer of Sunrise Energy Services, Inc., an independent natural gas marketing company with shares listed on the American and London Stock Exchanges. Mr. Boss received a Bachelor of Science in Aerospace Engineering from the University of Texas and a Juris Doctor from the University of Southern California. He has been a member of the State Bar of California since 1974.

		Director
Name	Age	Since	Principal Occupation and Other Information

Gary J. Hessenauer	51	2005	Mr. Hessenauer has served as a director of Commerce Energy Group, Inc. since August 29, 2005. Mr. Hessenauer is a member of the Audit and Compensation Committees of the Board and serves as the Chair of the Strategic Opportunities Committee of the Board. Since 2003, Mr. Hessenauer has been an investor and advisor to early stage companies. From 2002 to 2003, Mr. Hessenauer served as President and Chief Executive Officer of Sixth Dimension, an energy technology company that developed solutions for real-time monitoring and control of dispersed energy assets. From 2000 to 2001, he served as Senior Vice President of Sempra Energy Solutions, a retail energy services provider that also provided non-regulated energy marketing and trading services. Sempra Energy Solutions was a subsidiary of Sempra Energy, a large distributor of natural gas and electricity that is listed on the New York Stock Exchange. Prior to that, he served in management positions with a number of public and private companies. These positions included Vice President, Marketing and Sales for the retail energy services subsidiary of Edison International from 1996 to 1997 and Corporate Area General Manager of multiple business unit development operations for the General Electric Company from 1988 to 1994 and Regional Sales Manager for General Electric Company’s Electrical Distribution and Control business unit from 1984 to 1987. Mr. Hessenauer holds a B.S. Degree in Mechanical Engineering from the United States Naval Academy and completed Stanford University’s executive business program.

Class III Directors — Terms Expiring at the Annual Meeting to be held after the Completion of Fiscal Year 2006

		Director
Name	Age	Since	Principal Occupation and Other Information

Robert C. Perkins	66	2003	Mr. Perkins has been the Chairman of the Board of Directors of Commerce Energy Group, Inc. since May 2005. Mr. Perkins has served as a director of Commerce Energy Group, Inc. since December 2003 and as a director of Commerce Energy, Inc. (formerly Commonwealth) since 1999. Mr. Perkins is a member of the Audit, Compensation and Strategic Opportunities Committees of the Board. Mr. Perkins has served as Chairman and Chief Executive Officer of Hospital Management Services, a provider of financial and management consulting services to hospitals and similar institutions, since June 1969. Mr. Perkins received his Bachelor of Science degree in accounting from Bob Jones University.

Dennis R. Leibel	61	2005	Mr. Leibel has served as a director of Commerce Energy Group, Inc. since December 2005. He is a member of the Audit and Compensation Committees of the Board. Mr. Leibel is a partner of Esquire Associates LLC, a financial consulting business he founded in 1998. Mr. Leibel is also a private investor and a retired financial and legal executive. Mr. Leibel has served on the board of directors of Microsemi Corporation since May 2002 and as its Chairman since July 2004. Mr. Leibel holds a B.S. degree in accounting from Brooklyn College, a J.D. degree from Brooklyn Law School and an LL.M. degree in taxation from Boston University School of Law.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND
COMMITTEES OF THE BOARD
      The Board of Directors provides general oversight for our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board of Directors has established three standing committees, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, whose functions are briefly described below. The directors are kept informed of our operations at meetings of the Board of Directors and its committees through reports and analyses from, and discussions with, management.
      During the fiscal year ended July 31, 2005 (which we refer to in this proxy statement as fiscal 2005), the Board of Directors met on 23 occasions.
Committees of the Board
      Audit Committee. The Audit Committee provides oversight of (a) the financial reporting process, the system of internal controls and the audit process of the Company and (b) the Company’s independent auditors. The Audit Committee evaluates the performance of the independent auditors and makes decisions regarding the selection, retention and, where appropriate, the replacement of, the independent auditors. The Audit Committee also reviews with management and the Company’s independent auditors the Company’s interim and year-end financial statements, discusses with management and the independent auditors any significant accounting and reporting issues and conformance of the Company’s financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s annual report on Form 10-K and is responsible for the oversight of the creation and implementation of corporate risk policies and procedures. The current members of the Audit Committee are Charles E. Bayless, Gary J. Hessenauer, Mark S. Juergensen, Dennis R. Leibel and Robert C. Perkins (Chairman). Our Board of Directors has determined that each member of the Audit Committee is “independent” as defined under the rules of the Securities and Exchange Commission and the American Stock Exchange. Furthermore, the Board of Directors has determined that Mr. Perkins, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined under the rules of the SEC. During fiscal 2005, the Audit Committee met on 21 occasions. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at http://www.commerceenergy.com/investor relations/corporate.asp. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at (714) 259-2500 or by writing to us at Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Investor Relations Manager.
      Compensation Committee. The responsibilities of the Compensation Committee include (a) assisting the Board of Directors in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans; (b) determining the compensation, including incentive pay, of the chief executive officer; (c) approving the annual compensation of the other executive officers and senior management personnel of the Company; and (d) administering the Company’s incentive compensation and other stock based plans, including the Commonwealth Energy Corporation 1999 Equity Incentive Plan, as amended, which we refer to as the 1999 Plan, and determining awards thereunder. The current members of the Compensation Committee are Charles E. Bayless, Gary J. Hessenauer, Mark S. Juergensen (Chairman), Dennis R. Leibel and Robert C. Perkins. Each of the members of the Compensation Committee is independent under the American Stock Exchange rules. During fiscal 2005, the Compensation Committee met on 37 occasions. The charter of the Compensation Committee is available at http://www.commerceenergy.com/investor relations/corporate.asp. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at (714) 259-2500 or by writing to us at Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Investor Relations Manager.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors. It advises the Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors and compensation and benefit programs for non-employee directors. The Nominating and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole, and approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors. The Nominating and Corporate Governance Committee also makes recommendations relating to the development of the Company’s corporate governance guidelines. The members of the Nominating and Corporate Governance Committee are Charles E. Bayless, Mark S. Juergensen (Chairman) and Robert C. Perkins. Each member of the Nominating and Corporate Governance Committee is independent under the American Stock Exchange rules. During fiscal 2005, the Nominating and Corporate Governance Committee met on five occasions. The charter of the Nominating and Corporate Governance Committee is available at http://www.commerceenergy.com/investor relations/corporate.asp. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at (714) 259-2500 or by writing to us at Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Investor Relations Manager.
      Nominations for directors submitted to the Nominating and Corporate Governance Committee by stockholders, other directors or management are evaluated according to the nominee’s knowledge, experience and background. While the Nominating and Corporate Governance Committee does not have any specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity and business or other experience.
      The Nominating and Corporate Governance Committee is responsible for identifying and evaluating candidates for Board membership and selecting or recommending the Board nominees to stand for election. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee evaluates all candidates selected for consideration, including incumbent directors, based on the same criteria as described above. All candidates who, after evaluation, are then recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors, are included in the Company’s recommended slate of director nominees in its proxy statement.
      The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Any stockholder who wishes to recommend for the Nominating and Corporate Governance Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626.
      Each of the incumbent directors of Commerce attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during fiscal year 2005 (held during the period for which he has been a director). Each of the incumbent directors who were members of a Board committee attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board of Directors on which he served during fiscal year 2005 (held during the period that he served as a committee member).
Corporate Governance
      Corporate Governance Guidelines. Our Corporate Governance Guidelines can be found at http://www.commerceenergy.com/investor relations/corporate.asp. Copies of each of these documents may be obtained upon request, without charge, by contacting our Investor Relations Department at (714) 259-

2500 or by writing to us at Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Investor Relations Manager.
      Code of Business Conduct and Ethics. We have adopted a code of ethics, entitled the “Commerce Energy Group, Inc. Code of Business Conduct and Ethics,” which applies to, among others, our directors, our principal executive officer, our principal financial officer, our principal accounting officer and all of our other officers and employees. A copy of the Commerce Energy Group, Inc. Code of Business Conduct and Ethics is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended July 31, 2005 filed with the SEC on October 31, 2005. We intend to disclose amendments to or waivers from a required provision of the Commerce Energy Group, Inc. Code of Business Conduct and Ethics by including such information as an exhibit in future filings with the SEC.
      Board Independence. The Board of Directors has affirmatively determined that the following five members of the Board of Directors are “independent” as that term is defined by the American Stock Exchange Company Guide: Charles E. Bayless, Gary J. Hessenauer, Mark S. Juergensen, Dennis R. Leibel and Robert C. Perkins. Mr. Steven S. Boss, our Chief Executive Officer is our only non-independent director.
      Stockholders’ Communications with the Board. You may send communications to the Company’s Board of Directors, to the non-management members of the Board of Directors or to an individual Board member by directing an e-mail to compliance@electric.com or by sending a letter to Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Corporate Secretary. The Corporate Secretary will forward these communications to the intended recipients. Unsolicited advertisements or invitations to conferences or promotional materials, in the discretion of the Secretary, may not be forwarded to Directors.
      Director Attendance at Annual Meetings of Stockholders. Under the Company’s Corporate Governance Guidelines, the Company’s directors are expected to attend annual meetings of the Company’s stockholders. All of the Company’s directors who were directors on January 12, 2005 attended the Company’s annual meeting of stockholders in January 2005.
Compensation of Directors
      Directors who also are our employees are not paid any fees or remuneration, as such, for their service on the Board of Directors or on any Board committee. The following compensation policies were adopted by the Board, and may be changed from time to time by the Board.
      Cash Compensation. Each non-employee director is paid a quarterly retainer of $8,000, a fee of $1,000 for each Board meeting which the Board member attends in person and a fee of $750 for each Board meeting which the Board member attends telephonically. Directors who served on Board committees (other than the chairman of such committee) are paid $750 for each committee meeting the Board member attends in person and a fee of $500 for each Committee meeting which the Board member attends telephonically. Committee chairpersons are paid $1,000 for each committee meeting the chairperson attends, whether in person or telephonically. In addition, each non-employee director who resides outside the Southern California area is entitled to receive reimbursement for reasonable travel expenses in accordance with our travel expense policy, with respect to each Board or Board committee meeting that such non-employee director attends in person.
      Stock Options. Each non-employee director who first becomes a member of the Board of Directors will be granted an option to purchase 50,000 shares of our Common Stock following their appointment or election to the Board of Directors, with the following terms and conditions: (a) the options shall be subject to all terms and conditions of the 1999 Plan or any successor plan; (b) the options shall vest quarterly at a rate of 12,500 shares on each three-month anniversary of the date of grant, with any unvested shares being forfeited if the Board member’s service is terminated; (c) the options shall have a term of 10 years from the date of grant; (d) any vested options may be exercised, during the time the Board member is serving as a director or after such person ceases to be a director, prior to the expiration of the term of the option; and (e) the exercise price shall be the greater of the fair market value or the cash value of our Common Stock on the date of grant. In addition, each non-employee member of the Board of Directors will be granted an option to purchase 50,000 shares of our Common Stock pursuant to the 1999 Plan or any successor plan, effective as of the close of business on the date of each annual meeting of stockholders at which such non-employee director is re-elected as a non-employee director or continues in office as an incumbent director, with the following terms and conditions: (a) the options shall be subject to all terms and conditions of the 1999 Plan or any successor plan; (b) the options shall vest quarterly at a rate of 12,500 shares on each three month anniversary of the date of grant, with any unvested shares being forfeited if the Board member’s service is terminated; (c) the options shall have a term of 10 years from the date of grant; (d) any vested options may be exercised, during the time the Board member is serving as a director or after such person ceases to be a director, prior to the expiration of the term of the option; and (e) the exercise price shall be the greater of the fair market value or the cash value of our Common Stock on the date of grant.

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO DECLASSIFY BOARD OF DIRECTORS
(PROPOSAL 2)
      The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) currently divides the Board of Directors into three classes, with the directors in each class elected to three-year terms. Because the stockholders currently elect directors to only one class each year, roughly one-third of the directors are elected annually pursuant to this classified board structure.
      The Board of Directors considered arguments for maintaining, as well as for eliminating, the classified board structure. Several arguments favored its retention. The overlapping three-year terms of directors promote continuity and stability of management by ensuring that, at any given time, two-thirds of the directors have at least one year’s experience on the Board of Directors. In addition, three-year director terms strengthen director independence by lessening the threat that a director who refuses to act in conformity with the wishes of management (or other directors) will not be re-nominated for office. The classified board structure also reduces the likelihood of an unsolicited and disadvantageous takeover of control of the Company, which might cause the Company’s stockholders to receive less than an adequate price for their stock, because a would-be acquiror cannot replace a majority of the Board of Directors at a single annual meeting. And, because a would-be acquiror cannot easily remove a classified board, the directors on such a board may possess greater bargaining power to obtain the best price from an acquiror and are likely to have more time to search for superior alternatives.
      The Board of Directors also considered the views of investors who believe that the classified board structure reduces the accountability of directors to stockholders because the directors serving on classified boards do not face annual election. The Board of Directors decided that because the election of directors is a primary means for stockholders to influence Company governance, the annual election of all directors will enhance management accountability to stockholders. The Board of Directors believes that providing the Company’s stockholders with the opportunity to register their views on the performance of each individual director, and the Board of Directors collectively, on an annual basis, will further the Company’s goal of maintaining best practices in corporate governance.
      Accordingly, the Board of Directors has approved, and recommends that stockholders consider and approve, a proposal to amend the Certificate of Incorporation to phase out the current division of the Board of Directors into three classes, in which the directors in each class are elected for a three-year term, and to provide instead for the election of directors to one-year terms commencing with the class of directors standing for election at the annual meeting after the fiscal year ending in 2006. A brief summary of the operation of the proposed amendment follows. The summary is in turn followed by the full text of the proposed amendments. The summary description is qualified in its entirety by reference to the full text of the amendments.
      In order to ensure a smooth transition to the new system, the proposed amendment would not shorten the terms of directors elected prior to its effectiveness, including those elected at this Annual Meeting, each of whom would serve for the full three-year term for which he was elected. The new procedures are designed so that the current Class III directors would stand for election at the second annual meeting after the fiscal year ended July 31, 2005 (“Fiscal 2005”) for a one-year term. At the third annual meeting after Fiscal 2005, those directors, together with the current Class I directors, whose terms expire at the third annual meeting after Fiscal 2005, would stand for election for a one-year term. At the fourth annual meeting after Fiscal 2005, the terms of the Class II directors being elected at this Annual Meeting will expire and their successors will be elected for a one-year term. The classification of the Board would then terminate and all directors would be subject to annual election for one-year terms.
      Under Delaware law, stockholders may remove a director from a classified board only for cause unless the company’s certificate of incorporation specifies that directors may be removed without cause. However, under Delaware law, if directors are elected annually to a non-classified board, stockholders will have the ability to remove directors with or without cause. Accordingly, we are proposing to also amend Section 5.3 of the Certificate of Incorporation as set forth below to permit stockholders to remove directors with or without cause, regardless of whether the directors are serving the remainder of three-year terms or are serving one-year terms. Article 5.4 would also be amended to provide that directors elected to fill Board vacancies and newly-created directorships would serve only until the next annual meeting of stockholders at which directors are elected.
      If the amendment is not approved, the Board of Directors will remain classified, the directors elected at this Annual Meeting will serve three-year terms and all other directors will continue in office for the remainder of their respective three-year terms. Directors will also continue to be removable only for cause, and directors elected to fill Board vacancies and newly-created directorships will serve for the remainder of the three-year term that corresponds to the class to which they are elected.
      Because the Company’s Bylaws also provide for a classified board of directors, if Proposal 2 is approved, the Board of Directors will amend the Bylaws to provide for (a) the phase-out of the classified board and the annual election of directors in a manner consistent with amended Section 5.2 of the Certificate of Incorporation, (b) the removal of directors with or without cause in a manner consistent with amended Section 5.3 of the Certificate of Incorporation and (c) the filling of vacancies and newly-created directorships in a manner consistent with amended Section 5.4 of the Certificate of Incorporation.
      If the proposed amendment is approved, Articles 5.2, 5.3 and 5.4 of the Certificate of Incorporation would be deleted and replaced by the following language.

“5.2 Election, Classes and Terms of Directors. The members of the Board of Directors elected at or prior to the Corporation’s first annual meeting of stockholders after the end of the Corporation’s fiscal year ended July 31, 2005 (“Fiscal 2005”) shall remain divided in Class I, Class II and Class III, respectively, until the expiration of the term to which they were then elected, such that the term of each Class III Director shall end at the Corporation’s second annual meeting of stockholders after the end of Fiscal 2005, the term of each Class I Director shall end at the Corporation’s third annual meeting of stockholders after the end of Fiscal 2005, and the term of each Class II Director shall end at the Corporation’s fourth annual meeting of stockholders after the end of Fiscal 2005. Except as may be otherwise provided for Directors, if any, elected by a series of Preferred Stock then outstanding, the term of each Director elected after the Corporation’s first annual meeting of stockholders after the end of Fiscal 2005 shall end at the Corporation’s annual meeting of stockholders following his or her election. Commencing with the Corporation’s fourth annual meeting of stockholders after the end of Fiscal 2005, the foregoing classification of the Board of Directors shall cease, and all Directors shall be elected for a term ending at the Corporation’s annual meeting of stockholders following the Corporation’s annual meeting of stockholders at which the Director was elected. In no case shall a decrease in the number of Directors shorten the term of any incumbent Director. Each Director shall hold office after the Corporation’s annual meeting of stockholders at which his or her term is scheduled to end until his or her successor is duly elected and qualified or until such Director’s earlier resignation or removal from office.

5.3 Removal of Directors. Except as may be otherwise provided for Directors, if any, elected by a series of Preferred Stock then outstanding, any Director or the entire Board of Directors may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation then entitled to vote at an election of Directors, voting together as a single class.

5.4 Vacancies. Subject to the rights, if any, of any series of Preferred Stock then outstanding, and except as otherwise provided in this Certificate of Incorporation, (i) any vacancy, whether arising through death, resignation, retirement, removal or disqualification of a Director, and any newly-created directorship resulting from an increase in the number of Directors, shall be filled solely by a majority vote of the remaining Directors, even though less than a quorum of the Board of Directors, and (ii) a Director so elected to fill a vacancy or newly-created directorship shall serve until the Corporation’s first annual meeting of stockholders at which Directors are elected following his or her appointment but shall continue in office until his or her successor is duly elected and qualified or until such Director’s earlier resignation or removal from office.”
      The proposed amendment to the Certificate of Incorporation, marked to show the changes to the relevant sections, is set forth in Appendix A to this proxy statement. Deletions are marked as strike outs and additions are underlined. If approved, the amendment will become effective upon filing with the Secretary of State of Delaware, which the Company intends to do promptly following the Annual Meeting.
      The Board of Directors recommends a vote “FOR” approval of the proposed amendment to the Certificate of Incorporation to phase out the classified Board of Directors and to provide for the annual election of directors, the removal of directors with or without cause, and certain procedures to appoint directors to vacancies on the Board of Directors. The affirmative vote of a majority of the voting power represented by the outstanding shares of Common Stock is required for adoption of this proposal.

APPROVAL OF AMENDED AND RESTATED
2005 EMPLOYEE STOCK PURCHASE PLAN
(PROPOSAL 3)
Background
      At the Company’s Annual Meeting of Stockholders in January 2005, the Company’s stockholders approved the 2005 Employee Stock Purchase Plan (the “Original ESPP”). The Original ESPP allows eligible employees of the Company and its designated affiliates to purchase shares of Common Stock through payroll deductions. Since its adoption in January 2005, the Original ESPP has not been implemented.
      Subject to stockholder approval, the Board of Directors has adopted an amendment to, and a restatement of, the Original ESPP (as amended and restated, the “Amended and Restated ESPP”). The principal change from the Original ESPP is to establish a limit on the aggregate number of shares that may be purchased under the Amended and Restated ESPP. A limit is required in order to qualify the Amended and Restated ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code, thereby allowing eligible employees to purchase shares of Common Stock on a tax-favored basis. The Amended and Restated ESPP establishes the aggregate limit of shares of Common Stock that may be purchased under the Amended and Restated Plan at 3,000,000, subject to adjustments, as provided in the Amended and Restated ESPP. The other principal change from the Original ESPP is that non-employee directors and consultants will no longer be eligible to participate. If the shareholders do not approve the Amended and Restated ESPP, the Company may implement the Original ESPP, however eligible employees will not be able to acquire ownership shares of Common Stock at a discount on a tax-favored basis. For purposes of the discussion below, all references to the “ESPP” shall refer to the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan. Below is a summary of the principal provisions of the ESPP and its operation. A copy of the ESPP is set forth in full in Appendix B to this proxy statement, and the following description of the ESPP is qualified in its entirety by reference to Appendix B.
      The ESPP is primarily designed to retain and motivate the employees of the Company and its designated affiliates by encouraging them to acquire ownership in the Company on a tax-favored basis. In particular, the ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code and thereby to allow participating employees to defer recognition of taxes when purchasing Common Stock at a discount under such a purchase plan. The Company will not be reserving any shares of Common Stock for issuance under the ESPP. Instead, a designated broker will be purchasing up to 3,000,000 shares for participants on the open market. To the extent the purchase price for shares sold under the ESPP is below fair market value, the Company will make cash payments to the broker to subsidize the discount.
      Before the ESPP or the Original ESPP is implemented, the Board intends to register the shares of Common Stock that will be purchased pursuant to the ESPP or the Original ESPP on a registration statement on Form S-8 to be filed with the SEC at the Company’s expense.
      The Board of Directors unanimously recommends that you vote “FOR” the approval of the Amended and Restated 2005 Employee Stock Purchase Plan. The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the adoption of this proposal.
Summary of Amended and Restated 2005 Employee Stock Purchase Plan
      Administration. The ESPP will be administered by the Board of Directors or a person or committee appointed from time to time by the Board of Directors (the “Administrator”). The Board of Directors or the Administrator, if one has been appointed, is vested with full authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, to adjudicate all disputed claims under the ESPP, to adopt, amend and rescind any rules deemed appropriate for the administration of the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. Determinations by the Board of Directors or the Administrator, as to the interpretation and operation of the ESPP, will be final and binding on all parties.
      Offering Periods and Purchase Dates. Under the ESPP, twelve monthly offerings (each, an “Offering”) of shares of Common Stock will be made each year. Generally, each Offering is of one (1) month’s duration beginning on the first day of each calendar month (e.g., January 1, February 1, March 1, etc.) and ending on the last day of the same calendar month (the “Purchase Period”). However, we expect that the first Offering will begin on or after March 1, 2006 (subject to obtaining stockholder approval at the Annual Meeting) and will end on the last day of the calendar month in which the first Offering begins. The Administrator or the Board of Directors may change the Purchase Period associated with future Offerings to up to 27 months, without stockholder approval.
      Eligibility. All employees of the Company and its designated subsidiaries (including designated related entities, for sub-plans) will be eligible to participate in the ESPP, except persons whose customary employment is less than 20 hours per week or five months or less per year, and persons who have been employed by us for less than six months as of the date 30 days before the first business day of the Purchase Period. Persons who are deemed for purposes of Section 423(b)(3) of the Code to own shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock or shares of a subsidiary will be ineligible to participate in the ESPP. In addition, if an option granted pursuant to the ESPP would permit a person’s rights to purchase shares of Common Stock to accrue at a rate that exceeds $25,000 of the fair market value (“Fair Market Value”) of such Common Stock for any calendar year, such person will not be eligible to participate in the ESPP. In addition, the Board of Directors or the Administrator, in its sole discretion, may permit Company employees who either are employed by a non-corporate affiliate of the Company or are 5% or more stockholders to participate in certain sub-plans which are not designed to qualify as Code Section 423 plans. As of the Record Date, the Company and its designated affiliates had approximately 139 employees who were eligible to participate in the ESPP.
      Participation. Eligible employees may elect to participate in one or more of the Offerings, by electing to make payroll deductions during the Offering. The amount of the payroll deductions must not exceed the lesser of (i) a percentage (initially 10%) of the participant’s compensation for a pay period that the Board of Directors or the Administrator establishes from time to time or (ii) $1,000, and a participant may not purchase more than $2,000 worth of Common Stock or an amount equal to more than 10% of the participant’s compensation during an Offering, subject to both adjustment for capital changes, to the discretion of the Board of Directors or the Administrator to revise this number for any Offering before it commences, and to certain limitations set forth under Section 423 of the Code. All sums deducted from the regular compensation of participants will be credited to a share purchase account established for each participant on the Company’s books, but prior to use of these funds for the purchase of shares of Common Stock in accordance with the ESPP, the Company may use these funds for any valid corporate purpose. The Company will not be under any obligation to pay interest on funds credited to a participant’s stock purchase account in any event.
      Price. The price per share of Common Stock sold under the ESPP during an Offering will be 85% of closing price of Common Stock on the American Stock Exchange on the first day or last day of such Offering, whichever is lower; provided that, before the first business day of any Purchase Period, the Board of Directors or the Administrator may establish a different formula for determining the price, so long as the formula does not result in a lower price than is allowed under Code Section 423(b)(6). Each participating employee will receive an option, effective on the first day of the Offering, to purchase shares of Common Stock on the last day of the Offering. The number of shares which a participant may purchase under the option during each Offering will be the quotient of the aggregate payroll deductions in the Offering authorized by the participant, and not withdrawn, divided by the applicable purchase price.
      Purchase of Shares. A participant’s option to purchase Common Stock pursuant to the ESPP will be automatically exercised on the last day of each applicable Offering. Before that date, a participant may terminate his or her participation in the ESPP by providing written notice to the Company or its designated broker (“Designated Broker”) at least five days prior to the last day of the Offering. A participant who terminates his or her participation in the ESPP during an Offering will receive a refund of his or her ESPP contributions. If a participant fails to work at least twenty hours per week during an Offering, the participant shall be deemed to have terminated his or her participation in the ESPP. A participant who withdraws from an Offering may enroll in a subsequent Purchase Period, but only once within the same calendar year. Other than terminating his or her participation in the ESPP altogether, once an Offering begins, a participant may not increase or decrease how much he or she has elected to contribute to the ESPP during the Offering (unless the Board of Directors or the Administrator provides for such before the Offering begins).
      Subject to the 3,000,000 share limitation described above, which will be adjusted for stock dividends, mergers, stock splits and other similar transactions, the Designated Broker will purchase the shares of Common Stock authorized for issuance under the ESPP on the open market. To the extent that the purchase price for the shares is below Fair Market Value for any Purchase Period, the Company will pay the Designated Broker the amounts necessary to subsidize the purchase price for shares purchased on the open market.
      Transferability. Options under the ESPP may not be assigned, transferred, pledged or otherwise disposed of except by will or in accordance with the laws of descent and distribution.
      Employment Termination. If a participant’s employment terminates for any reason, his or her payroll deductions or contributions will be refunded, and the participant will have up to thirty days to transfer Common Stock that the Company or the Designated Broker holds for the benefit of the participant from the ESPP to himself or herself, a designated beneficiary or a broker. If the participant’s shares of Common Stock are not so transferred, a share certificate will be issued and mailed to the participant.
      Duration of ESPP. The ESPP will expire on January 12, 2015, unless the Board exercises its discretion to terminate it on an earlier date.
      Amendment or Termination of the ESPP. The Board of Directors may at any time amend or terminate the ESPP, subject to stockholder approval to the extent the Board or the Administrator determines that such approval is appropriate, for example, to conform the ESPP with Section 423 of the Code (currently, for example, the approval of the stockholders of the Company is required to increase the number of shares of Common Stock authorized for purchase under the ESPP or to change the class of employees eligible to receive options under the ESPP, other than to designate additional affiliates as eligible subsidiaries for the ESPP).
      Change in Company Capital Structure. If there is any change in the shares of the Company as a result of a merger, consolidation, reorganization, recapitalization, declaration of stock dividends, stock split, combination of shares, exchange of shares, change in corporate structure or similar event, appropriate adjustments will be made to the class and number of shares that the ESPP may issue, the class and number of shares each participant may purchase, and the class and number of shares and the price per share under each outstanding purchase right.
      Expected U.S. Federal Income Tax Consequences. The following is a brief summary of certain tax consequences relating to participation in the ESPP. This summary is not intended to be complete and does not describe state or local tax consequences. Special rules may apply to the Company’s officers. Participants in the ESPP should review the current tax treatment with their individual tax advisors prior to participation.
      Provided that the ESPP receives approval at the Annual Meeting, no taxable income will be recognized by a participant until the sale or other disposition of the shares of Common Stock acquired under the ESPP. When shares are disposed of after less than two years (in what is known as a “disqualifying disposition”), the participant must recognize ordinary income in the amount of the Discount (hereinafter defined), even if the disposition is a gift or is at a loss. When the shares are disposed of by a participant two years or more after the beginning of the Offering in which the shares were purchased, he or she will recognize ordinary income equal to the lesser of (a) the excess of the Fair Market Value of the shares on the purchase date over the purchase price (the “Discount”) or (b) the excess of the Fair Market Value of the shares at disposition over the purchase price. The amount of ordinary income recognized by a participant is added to the purchase price paid by the participant, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term or long-term capital gain depending on whether the holding period is 12 months or less, or more than 12 months.
      Net capital gains from the disposition of capital stock held more than 12 months are currently taxed at a maximum federal income tax rate of 15% and net capital gains from the disposition of stock held not more than 12 months is taxed as ordinary income (maximum rate of 35%). However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 15% for net capital gains and 35% for ordinary income.
      The Company is entitled to tax deductions for shares issued under the ESPP only in the event of disqualifying dispositions. For disqualifying dispositions, the Company is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the premature disposition of the shares. The ESPP will not meet the requirements in Section 162(m) of the Code, which means that there may be no Company deductions for disqualifying dispositions by the Company’s Chief Executive Officer and four most highly paid other executive officers.

APPROVAL OF 2006 STOCK INCENTIVE PLAN
(PROPOSAL 4)
Background
      Subject to stockholder approval, the Board of Directors has adopted the Commerce Energy Group, Inc. 2006 Stock Incentive Plan (the “SIP”) and is proposing that the SIP be approved by the Company’s stockholders at the Annual Meeting to enable the Company to design appropriate awards and incentives. The amount and nature of the proposed awards under the SIP have not yet been determined. A copy of the SIP is set forth in full in Appendix C to this proxy statement, and the following description of the SIP is qualified in its entirety by reference to Appendix C.
      The Board of Directors believes that the SIP is an important factor in attracting, retaining and motivating employees, consultants, and directors of the Company and its affiliates. The Board believes that the Company needs an updated employee benefit plan which would provide greater flexibility with respect to the type of awards. This is especially true in light of changes in the accounting rules and tax laws regarding compensation awards.
      The principal difference between the SIP and the Commonwealth Energy Corporation 1999 Equity Incentive Plan (the “1999 Plan”) relates to the greater flexibility that the SIP would provide with respect to the types of awards that could occur. The 1999 Plan is basically limited to stock option and restricted stock grants, while the SIP would allow grants pursuant to a variety of awards (“Awards”), including options, share appreciation rights (sometimes referred to as “SARs”), restricted shares, restricted share units, deferred share units and performance-based awards in the form of stock appreciation rights, deferred shares and performance units.
      It is not expected that the SIP will increase the number of shares of Common Stock available for future awards to employees, consultants and directors. Under the SIP, 1,453,334 shares of Common Stock could be issued pursuant to Awards, 90,000 shares of Common Stock fewer than the number of shares available for grant under the 1999 Plan. If the SIP is approved by the shareholders at the Annual Meeting, the Company will not make additional awards with respect to the shares of Common Stock that remain available for grant under the 1999 Plan as of the date of the Annual Meeting. It is expected that prior to the date of the Annual Meeting, the Company will make awards of options and/or shares of restricted stock to employees and officers of the Company relating to 90,000 shares of Common Stock under the 1999 Plan.
      If the SIP is not approved by the shareholders at the Annual Meeting, the 1999 Plan will remain in effect in accordance with its terms, and shares of Common Stock available for issuance under the 1999 Plan will remain available for future awards.
      If the SIP is approved by the stockholders, the Board intends to register the shares of Common Stock that will become available for issuance under the SIP on a registration statement on Form S-8 to be filed with the Securities and Exchange Commission at the Company’s expense.
      As of December 12, 2005, 5,456,666 shares of Common Stock are reserved for issuance pursuant to outstanding options or restricted stock awards granted under the 1999 Plan and 2,820,000 shares of Common Stock are reserved for issuance pursuant to outstanding option grants and restricted stock awards made outside the 1999 Plan. As of December 12, 2005, the 1999 Plan has 1,543,334 shares of Common Stock that remain available for grant or issuance. As of the Record Date, 30,161,750 shares of Common Stock were issued and outstanding and 150,000,000 shares of Common Stock were authorized.
      The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain exceptions, Section 162(m) generally limits the corporate income tax deductions to $1,000,000 annually for compensation paid to each of the Chief Executive Officer and the other four highest paid executive officers of the Company. Currently, the performance-based compensation paid by the Company pursuant to the 1999 Plan is excluded from this $1,000,000 limitation. If the SIP is approved by the stockholders, such approval will constitute approval of the SIP under Section 162(m) and allow the Company to rely upon the exception under Section 162(m) for performance-based compensation awarded under the SIP.
      The Board of Directors unanimously recommends that you vote “FOR” the approval of the 2006 Stock Incentive Plan. The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the adoption of this proposal.
Summary of 2006 Stock Incentive Plan
      The following summary is not intended to be complete and reference should be made to Appendix C for a complete statement of the terms and provisions of the SIP. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the SIP.
      Purpose. The purpose of the SIP is to attract, retain and motivate select employees, officers, directors and consultants of the Company and its affiliates (referred to collectively as “Eligible Persons”) and to provide incentives and rewards for superior performance.
      Shares Subject to the SIP. The SIP provides that no more than 1,453,334 shares of Common Stock may be issued pursuant to Awards under the SIP provided that the Company shall not make additional awards under the 1999 Plan. These shares shall be authorized but unissued shares. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the SIP for stock splits, stock dividends, recapitalizations and other similar events.
      Shares of Common Stock that are subject to any Award that expires, or is forfeited, cancelled or becomes unexercisable will again be available for subsequent Awards, except as prohibited by law. In addition, shares that the Company refrains from delivering pursuant to an Award as payment of either the exercise price of an Award or applicable withholding and employment taxes will be available for subsequent Awards.
      Administration. Either the Board of Directors or a committee appointed by the Board will administer the SIP. The Board of Directors and any committee exercising discretion under the SIP from time to time are referred to as the “Committee.” The Compensation Committee of the Board of Directors is expected to act as the Committee for purposes of the SIP. The Board of Directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (or other officers) to make Awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or other officers whom the Company has specifically authorized to make Awards). With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are “outside directors” for purposes of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.
      Subject to the terms of the SIP, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of Common Stock, units or SARs to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend and rescind rules relating to the SIP and its administration, to interpret and construe the SIP and the terms of all Award agreements, and to take all actions necessary or advisable to administer the SIP. Within the limits of the SIP, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew them. In addition, the Committee may under certain circumstances buy out options or SARs or, subject to stockholder approval, reduce the exercise price for outstanding options or SARs.
      The SIP provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the SIP. The SIP releases these individuals from liability for good faith actions associated with the SIP’s administration.
      Eligibility. The Committee may grant options that are intended to qualify as incentive stock options (“ISOs”) only to employees, and may grant all other Awards to Eligible Persons. The SIP and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award.
      The SIP provides that no more than 1,000,000 shares of Common Stock may be issued during any calendar year to any Participant under the SIP pursuant to options and SARs Awards under the SIP. As of the Record Date, substantially all of the approximately 156 employees (including officers) of the Company and its affiliates and all five of the Company’s non-employee directors would have been eligible to participate in the SIP.
      Options. Options granted under the SIP provide Participants with the right to purchase shares of Common Stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify (“Non-ISOs”). The SIP also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000 (based upon the fair market value of the shares of Common Stock on the option grant date).
      Share Appreciation Rights (SARs). A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or shares of Common Stock equal in value to the excess of (a) the fair market value, on the date of exercise, of the shares of Common Stock with respect to which the SAR is being exercised, over (b) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.
      Exercise Price for Options and SARs. The exercise price of ISOs, Non-ISOs, and SARS may not be less than 100% of the fair market value on the grant date of the shares of Common Stock subject to the Award (110% of fair market value for ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of Common Stock). The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares of Common Stock subject to the Award for Participants who own more than ten percent of our shares of Common Stock on the grant date. Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.
      As of the Record Date, the closing price of a share of Common Stock on the American Stock Exchange was $1.51 per share.
      Exercise of Options and SARs. To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares of Common Stock, and cashless exercise under a program the Committee approves.
      The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of Common Stock).
      Restricted Shares, Restricted Share Units, Unrestricted Shares and Deferred Share Units. Under the SIP, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares of Common Stock after certain vesting requirements are met, and may grant unrestricted shares as to which the Participant’s interest is immediately vested. For restricted Awards, the SIP provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards become vested. The SIP provides for deferred share units in order to permit certain directors, consultants or select members of management to defer their receipt of compensation payable in cash or shares of Common Stock (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Deferred share units represent a future right to receive shares of Common Stock.
      Whenever shares of Common Stock are released pursuant to these Awards, the Participant will be entitled to receive additional shares of Common Stock that reflect any stock dividends that the Company’s stockholders received between the date of the Award and issuance or release of the shares of Common Stock. Likewise, a Participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s stockholders during the same period. Such cash dividends will accrue interest, at 5% per annum, from their payment date to the Company’s stockholders until paid in cash when the shares of Common Stock to which they relate are either released from restrictions in the case of restricted shares or issued in the case of restricted share units.
      Performance Awards. The SIP authorizes the Committee to grant performance-based awards in the form of Performance Units that the Committee may or may not designate as “Performance Compensation Awards” that are intended to be exempt from Code section 162(m) limitations. In either case, Performance Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company or any affiliate. Performance Awards are payable in shares of Common Stock, cash or some combination of the two, subject to an individual Participant limit of 1,000,000 shares of Common Stock and $1,000,000 in cash. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.
      With respect to Performance Compensation Awards, the SIP requires that the Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code Section 162(m).
      Under the SIP, the possible performance measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.
      Income Tax Withholding. As a condition for the issuance of shares of Common Stock pursuant to Awards, the SIP requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award or the issuance of shares of Common Stock.
      Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members or related trusts or as otherwise approved by the Committee.

      Certain Corporate Transactions. The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the SIP but as to which no Awards have yet been granted or that have been returned to the SIP upon cancellation, forfeiture or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the SIP such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the SIP.
      In addition, in the event or in anticipation of a Change in Control (as defined in the SIP), the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards (except to the extent an Award provides otherwise), take one or more of the following actions: (a) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of Awards for any period (and may provide for termination of unexercised Options and SARs at the end of that period) so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares of Common Stock that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares of Common Stock issued upon exercise of an Award shall lapse as to the shares of Common Stock subject to such repurchase right; (c) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (d) terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.
      Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the successor corporation in a Change in Control is Involuntarily Terminated (as defined in the SIP) by the successor corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any shares of Common Stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination.
      In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. Finally, if the Company dissolves or liquidates, all Awards will immediately terminate, subject to the ability of the Board to exercise any discretion that the Board may exercise in the case of a Change in Control.
      Term of SIP; Amendments and Termination. The term of the SIP is ten years from the date of stockholder approval. The Board of Directors may from time to time, amend, alter, suspend, discontinue or terminate the SIP; provided that no amendment, suspension or termination of the SIP shall materially and adversely affect Awards already granted unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization or it is otherwise mutually agreed between the Participant and the Committee. In addition, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing, the Committee may amend the SIP to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.
      Termination, Rescission and Recapture. Each Award under the SIP is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities (such as disclosure of confidential or proprietary information without Company authorization, breaches certain agreements relating to the protection of the Company’s intellectual property, solicits non-administrative employees of the Company to leave the Company or renders services to an organization or business which is, or working to become, competitive to the Company), either during employment or after employment with the Company terminates for any reason, the Participant is deemed to be acting contrary to the long-term interests of the Company. In such cases, except as otherwise expressly provided in the Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards, rescind any exercise, payment or delivery pursuant to the Award, or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award.
      Expected U.S. Federal Income Tax Consequences. The following is a brief summary of certain tax consequences of certain transactions under the SIP. This summary is not intended to be complete and does not describe state or local tax consequences. Special rules may apply to the Company’s officers, directors or greater than ten percent stockholders. Participants in the SIP should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying shares.
      Under the United States Internal Revenue Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code section 162(m)). For Participants, the expected U.S. federal income tax consequences of Awards are as follows:

Non-ISOs. A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares of Common Stock issued to the Participant on the exercise date over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs. A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares of Common Stock are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (a) the Participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (b) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Share Appreciation Rights. A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or shares of Common Stock that the Participant receives.

Restricted Shares, Restricted Share Units, Defined Share Units, and Performance Awards. In general, a Participant will not recognize income at the time of grant of restricted shares, restricted share units, defined share units or Performance Awards, unless the Participant elects with respect to restricted shares or restricted share units to accelerate income taxation to the date of the Award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize taxable compensation income equal to the value of any cash or shares of Common Stock that the Participant receives when the Award vests. The same tax consequences apply to Performance Awards.

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Code section 162(m) in certain circumstances.

Income Taxes and Deferred Compensation. The SIP provides that participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and that the Company will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. Nevertheless, the SIP authorizes the Committee shall to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (a) conforms with the requirements of Section 409A of the Code; (b) that voids any Participant election to the extent it would violate Section 409A of the Code; and (c) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, with the Committee’s consent, in accordance with Section 409A.

      New Plan Benefits. The Committee will grant Awards under the SIP at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the SIP, other than to note that the Committee has not granted Awards that are contingent upon the approval of the SIP.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
(PROPOSAL 5)
      The Audit Committee has selected the firm of Hein & Associates LLP (“Hein & Associates”) to act as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006 and has further directed that management submit such selection for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP (“E&Y”) served as the Company’s independent registered public accounting firm with respect to the Company’s consolidated financial statements for the fiscal year ended July 31, 2005. Representatives of Hein & Associates and E&Y are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
      On November 7, 2005, the Audit Committee notified E&Y that it had dismissed E&Y as its independent registered public accounting firm. On the same day, the Audit Committee appointed Hein & Associates as its independent registered public accounting firm for the fiscal year ending July 31, 2006.
      The reports of E&Y on the financial statements of the Company for the years ended July 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principle.
      During the years ended July 31, 2005 and 2004 and through November 7, 2005, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference thereto in connection with its reports on the Company’s financial statements for such years.
      No reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K of the SEC rules has occurred during the years ended July 31, 2005 and 2004 and through November 7, 2005, except as noted below:
      (a) In November 2004, management advised the Audit Committee that in the course of preparing the Company’s financial statements for the year ended July 31, 2004, they noted deficiencies in internal controls over financial reporting relating to the timely reconciliation of energy purchases and related sales. E&Y and management advised the Audit Committee that these internal control deficiencies constituted a material weakness. The material weakness was disclosed in the Company’s Annual Report on Form 10-K for fiscal year ended July 31, 2004, Amendment No. 2 to the Company’s Quarterly Report on Form 10-Q/ A for the quarterly period ended January 31, 2004 and Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/ A for the quarterly period ended April 30, 2004, all of which were filed with the SEC on November 15, 2004. These amended Quarterly Reports restated prior reported results and included additional disclosures in the appropriate period as a result of the above-referenced material weakness.
      (b) In the course of preparing of financial statements for the quarter ended April 30, 2005, management identified certain deficiencies in the Company’s internal controls over financial reporting related to monitoring operational progress of the strategic realignment of the Company’s customer portfolio in the Pennsylvania electricity market and forecasting the resulting required electricity supply related to the discontinuation of service to certain classes of residential and small commercial customers. In June 2005, E&Y advised the Audit Committee that in their opinion, with which the Company concurred, these internal control deficiencies constituted a material weakness and a reportable condition. As a result, E&Y communicated to the Company that the Company’s unaudited condensed consolidated financial statements for the three-and six-month periods ended January 31, 2005 should be restated. This material weakness was disclosed in Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/ A for the quarterly period ended January 31, 2005 filed with the SEC on June 14, 2005, Amendment No. 2 to the Company’s Quarterly Report on Form 10-Q/ A for the quarterly period ended January 31, 2005 filed with the SEC on July 12, 2005, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30,

2005 filed with the SEC on June 14, 2005 and in Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/ A for the quarterly period ended April 30, 2005 filed with the SEC on July 12, 2005.
      (c) In connection with the preparation of the Company’s consolidated financial statements for the fiscal year ended July 31, 2005, management determined that certain electricity forward physical contracts and financial derivatives designated as cash flow hedges lacked adequate documentation of our method of measurement and testing of hedge effectiveness to meet the cash flow hedge requirements of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (SFAS No. 133). Additionally, management determined that a forward physical contract and several financial derivative contracts had been inappropriately accounted for as normal purchase and normal sale contracts and thereby erroneously accounted for as exempt from hedge accounting under SFAS No. 133. As a result, management determined that the failure to properly document and account for certain of its electricity forward physical contracts and financial derivatives in accordance with the requirements of SFAS No. 133 represented deficiencies in the Company’s internal control over financial reporting. Management and E&Y advised the Audit Committee that these deficiencies constituted a material weakness and a reportable condition. The material weakness relating to the Company’s failure to properly document and account for certain of its electricity forward physical contracts and financial derivatives in accordance with the requirements of SFAS No. 133 was disclosed in the Company’s Annual Report on Form 10-K for the year ended July 31, 2005, Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q/ A for the quarterly period ended October 31, 2004, Amendment No. 3 to the Company’s Quarterly Report on Form 10-Q/ A for the quarterly period ended January 31, 2005 and Amendment No. 2 to the Company’s Quarterly Report on Form 10-Q/ A for the quarterly period ended April 30, 2005, all of which were filed with the SEC on October 31, 2005. These amended Quarterly Reports restated prior reported results and included additional disclosures in the appropriate period as a result of the above-referenced material weakness.
      The Company has authorized E&Y to fully respond to any inquiries of its successor independent auditor regarding each of the above-referenced material weaknesses.
      The Company did not consult with Hein & Associates during the fiscal years ended July 31, 2005 and 2004, and through November 7, 2005, on any matter which was the subject of any disagreement or any reportable event as defined in Regulation S-K Item 304(a)(1)(iv) and Regulation S-K Item 304(a)(1)(v), respectively, or on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.
      Stockholder ratification of the selection of Hein & Associates as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. The Audit Committee believes that submitting the selection of Hein & Associates to the stockholders for ratification is advisable as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Hein & Associates; however, the Audit Committee may retain Hein & Associates notwithstanding the failure of the stockholders to ratify the selection. If the appointment of Hein & Associates is ratified, the Audit Committee will continue to conduct an ongoing review of Hein & Associates’ scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Hein & Associates at any time.
      The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Hein & Associates as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006. The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the adoption of this proposal.

Relationship of the Company with the Independent Registered Public Accountants
      The following table sets forth the fees billed to us by E&Y for each of the last two fiscal years.

	Fiscal Year

	2004	2005

Audit Fees	$489,420	$583,920
Audit-Related Fees	22,472	197,304
Tax Fees	172,446	46,685
All Other Fees	—	—

	$684,338	$827,909

      Audit Fees. This category includes the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, including the filing of our Form S-4 Registration Statement in fiscal 2004.
      Audit-Related Fees. This category consists of assurance and related services provided by E&Y that were reasonably related to the performance of the audit or review of our financial statements and which are not reported above under “Audit Fees.”
      Tax Fees. This category consists of professional services rendered by E&Y for tax services, including tax compliance, tax advice and tax planning.
      All Other Fees. This category consists of fees for advisory services.
      The Audit Committee of our Board of Directors has established a practice that requires the Audit Committee to pre-approve any audit or permitted non-audit services to be provided to us by our independent registered public accounting firm, in advance of such services being provided to us.
      Under the SEC rules, subject to certain de minimis criteria, pre-approval is required for all professional services rendered by our principal accountant. We are in compliance with these SEC rules.
Report of the Audit Committee of the Board of Directors
      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.
      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended July 31, 2005 with the Company’s management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm for the fiscal year ended July 31, 2005, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

      Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:*

Robert C. Perkins, Chairman
Charles E. Bayless
Mark S. Juergensen

*	Gary J. Hessenauer joined the Board of Directors on August 29, 2005 and was appointed to the Audit Committee on December 12, 2005. Dennis R. Leibel was appointed to the Board and the Audit Committee on December 12, 2005. The Annual Report on Form 10-K was filed with the SEC on October 31, 2005, prior to the time that Messrs. Hessenauer and Leibel became members of the Audit Committee.

COMPENSATION OF EXECUTIVE OFFICERS
      We are required by the SEC to disclose compensation paid by us during the last three fiscal years to (a) any person who served as our principal executive officer during fiscal 2005; (b) our four most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of fiscal 2005; and (c) up to two additional individuals for whom such disclosure would have been provided under clause (b) above but for the fact that the individual was not serving as an executive officer at the end of fiscal 2005; provided, however, that no disclosure need be provided for any executive officer, other than the principal executive officer, whose total annual salary and bonus does not exceed $100,000. Accordingly, we are disclosing information regarding compensation paid by us during the last three fiscal years to (a) Ian B. Carter (our former Chief Executive Officer) and Peter T. Weigand (our former President), each of whom served as our principal executive officer during fiscal 2005; (b) Richard L. Boughrum (our former Chief Financial Officer) and Eric G. Alam (our former Senior Vice President of Sales and Marketing), the two most highly-compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of fiscal 2005 and whose salary and bonus exceeded $100,000; and (c) John A. Barthrop (our former Senior Vice President, General Counsel and Secretary), for whom disclosure would be required as one of our most highly-compensated executive officers, but for the fact that he was not serving as an executive officer of the Company at the end of fiscal 2005. All of these officers are referred to in this Annual Report as the “Named Executive Officers.”
Summary Compensation Table
      The following table sets forth for each of the past three fiscal years, all compensation received for services rendered in all capacities by the Named Executive Officers.

					Long Term
					Compensation

					Awards		Payouts
	Annual Compensation
							Securities
				Other	Restricted		Underlying		All
	Fiscal			Annual	Stock		Options/	LTIP	Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Award(s)		SARs	Payout	Compensation

Ian B. Carter(3)	2005	$397,263	—	—	—		—	—	$3,092,845	(4)
Former Chief Executive	2004	$467,404	$87,500	—	—		600,000	—	$167,000	(5)
Officer	2003	$402,062	$100,000	—	—		—	—	—
Peter T. Weigand(6)	2005	$400,000	—	—	—		—	—	—
Former President	2004	$130,769	—	—	—		600,000	—	—
Richard L. Boughrum(7)	2005	$350,000	—	—	—		—	—	—
Former Chief Financial	2004	$114,423	—	—	$288,000	(8)	500,000	—	—
Officer, Senior Vice
President and Secretary
John A. Barthrop(9)	2005	$134,211	—	—	—		—	—	$258,057	(10)
Former General Counsel,	2004	$233,124	$72,000	—	—		125,000	—	—
Senior Vice	2003	$202,527	$55,500	—	—		—	—	$86,880	(5)
President and Secretary
Eric G. Alam(11)	2005	$188,836	—	—	—		—	—
Former Senior Vice President of Sales & Marketing

(1)	Bonus compensation is determined pursuant to employment agreements and/or by the Compensation Committee and is generally based upon performance measured on a fiscal year basis.

(2)	The aggregate amount of perquisites and other benefits paid did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of any of the Named Executive Officers for the periods covered.

(Footnotes continued on the following page.)

(Footnotes continued from the preceding page.)

(3)	Mr. Carter served as the Company’s Chief Executive Officer until January 31, 2005. Mr. Carter was on paid administrative leave from November 11, 2004 through January 31, 2005.

(4)	All other compensation for fiscal 2005 consisted of: (a) a $3,000,000 payment pursuant to Mr. Carter’s settlement agreement, (b) $2,845.40 for COBRA coverage for Mr. Carter; and (c) $90,000 paid to Mr. Carter’s attorneys in connection with his settlement agreement.

(5)	Represents the positive difference between the valuation of our Common Stock as of the date stock options were exercised by Mr. Carter and the exercise price of the options.

(6)	Mr. Weigand joined the Company on April 1, 2004. Mr. Weigand served as the Company’s President until October 8, 2005.

(7)	Mr. Boughrum joined the Company on April 1, 2004. Mr. Boughrum served as the Company’s Senior Vice President and Chief Financial Officer until October 8, 2005.

(8)	Represents the value on the date of grant of 150,000 shares of restricted stock granted to Mr. Boughrum, based upon an estimated valuation of $1.92 per share of common stock as of the date the restricted stock was granted. There was no market value for the common stock prior to our public listing on the AMEX in July 2004. This valuation was made by our Board of Directors for accounting and financial reporting purposes and does not reflect actual transactions. In October 2005, as a result of the termination of Mr. Boughrum’s employment without cause, all 150,000 shares of restricted stock became fully vested.

(9)	Mr. Barthrop served as the Company’s Senior Vice President, General Counsel and Secretary until his retirement in January 2005.

(10)	All other compensation for fiscal 2005 consisted of: (a) a severance payment of $240,000 pursuant to the terms of Mr. Barthrop’s employment agreement; and (b) $18,057 for COBRA coverage for Mr. Barthrop.

(11)	Mr. Alam was appointed as an executive officer of the Company in February 2005 and served as the Company’s Senior Vice President of Sales and Marketing until December 1, 2005.

Stock Option Grants
      No stock options were granted to any of the Named Executive Officers during fiscal 2005.
Option Exercises/Fiscal Year End Value
      The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during fiscal 2005.
Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/ SAR Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs at Fiscal		Options/SARs at Fiscal
	Shares	Value	Year-End (#)		Year-End ($)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ian B. Carter	—	$—	2,500,000	—	$—	$—
Peter T. Weigand	—	—	600,000	—	—	—
Richard L. Boughrum	—	—	500,000	—	—	—
John A. Barthrop	—	—	625,000	—	—	—
Eric G. Alam	—	—	133,333	—	—	—

Employment Agreements
      Ian B. Carter. We entered into an employment agreement with Mr. Carter on January 1, 2000. Mr. Carter’s employment agreement was amended on November 1, 2000 and March 15, 2004. The agreement, as amended, provided for Mr. Carter’s employment with the Company through January 31, 2005. On November 11, 2004, a Special Committee of the Board of Directors placed Mr. Carter, Chairman of the Board and Chief Executive Officer of Commerce and Commonwealth, on paid administrative leave, which continued through the remainder of the term of Mr. Carter’s employment agreement ending on January 31, 2005.
      On April 22, 2005, the Company and its principal operating subsidiary, Commerce Energy, Inc., entered into a settlement agreement and release with Mr. Carter. The settlement agreement provided for payments to Mr. Carter totaling $3.0 million and the payment of two months of COBRA coverage for Mr. Carter. In addition, Mr. Carter retained an option to purchase 2.5 million shares of Common Stock at $2.50 per share. Under the settlement agreement, Mr. Carter and the Company agreed to mutual general releases of all claims that the parties may have against each other and Mr. Carter agreed to relinquish any stock options he has been granted, or claims to have been granted, in excess of the 2.5 million options.
      Peter T. Weigand. We entered into an employment agreement with Mr. Weigand on April 1, 2004. The agreement provided for an initial three year term, automatically extended for successive one year periods. On August 4, 2005, our Board of Directors decided to terminate without cause the employment of Mr. Weigand. In accordance with the terms of his employment agreement, the termination of Mr. Weigand’s employment became effective on October 8, 2005. On October 8, 2005, Mr. Weigand entered into an Agreement Not to Engage in Prohibited Activities, under which he agreed not to directly or indirectly engage as an owner, employee, consultant or agent of any retail commodity marketing entity or entity that markets energy efficient products or back office services for a period of six months following his termination. Pursuant to the terms of his employment agreement, entering into the Agreement Not to Engage in Prohibited Activities entitles Mr. Weigand to receive severance payments equal to his annual base salary of $400,000 for the remaining term of his employment agreement (i.e., until April 1, 2007).
      Richard L. Boughrum. We entered into an employment agreement with Mr. Boughrum on April 1, 2004. The agreement provided for an initial three year term, automatically extended for successive one year periods. On August 4, 2005, our Board of Directors decided to terminate without cause the employment of Mr. Boughrum. In accordance with the terms of his employment agreement, the termination of Mr. Boughrum’s employment became effective on October 8, 2005. On October 8, 2005, Mr. Boughrum entered into an Agreement Not to Engage in Prohibited Activities, under which he agreed not to directly or indirectly engage as an owner, employee, consultant or agent of any retail commodity marketing entity or entity that markets energy efficient products or back office services for a period of six months following his termination. Pursuant to the terms of his employment agreement, entering into the Agreement Not to Engage in Prohibited Activities entitles Mr. Boughrum to receive severance payments equal to his annual base salary of $350,000 for the remaining term of his employment agreement (i.e., until April 1, 2007). In addition, all 150,000 shares of Mr. Boughrum’s restricted stock immediately vested.
      Settlement Agreements with Messrs. Weigand and Boughrum. On November 17, 2005, the Company entered into a Settlement Agreement and General Release with each of the Executives (each a “Settlement Agreement,” and collectively, the “Settlement Agreements”), which became effective on November 25, 2005 (the “Effective Date”).
      The Settlement Agreement with Mr. Weigand provides for the Company to make a settlement payment to Mr. Weigand on April 10, 2006 in the amount of $566,666.67 in cash, less customary payroll deductions required by law. In addition, Mr. Weigand agreed to sell to the Company 994,479 shares of Common Stock held by him for a price $1.50 per share, or $1,491,718.50, in the aggregate, payable in several installments, the first installment representing one half of the purchase price was made on the first business day after the Effective Date and the remaining one-half of the purchase price shall be made pursuant to a promissory note in the aggregate principal amount of $745,859.25 to be paid in five equal monthly installments commencing in December 2005. The promissory note shall bear interest at a rate of 3.5% per annum. In connection with the purchase of his shares of Common Stock, all 600,000 options to purchase shares of Common Stock held by Mr. Weigand were cancelled. In connection with the sale of shares of Common Stock to the Company, Mr. Weigand agreed to sell his remaining 120,000 shares of Common Stock to two of the Company’s independent directors, Mr. Charles E. Bayless (100,000 shares) and Mr. Mark Juergensen (20,000 shares) at the same $1.50 price per share purchased by the Company. Messrs. Bayless and Juergensen paid Mr. Weigand for the shares they purchased in one lump sum on the first business day after the Effective Date. The transactions to purchase the shares of Common Stock held by Mr. Weigand by Messrs. Bayless and Juergensen were approved by the disinterested members of the Board of Directors and were consummated at the same time as the purchase of Mr. Weigand’s shares by the Company.
      The Settlement Agreement with Mr. Boughrum provides for the Company to make a settlement payment to Mr. Boughrum on April 10, 2006 in the amount of $495,833.33 in cash, less customary payroll deductions required by law. In addition, Mr. Boughrum agreed to sell to the Company 300,000 shares of Common Stock held by Mr. Boughrum for a price $1.50 per share, or $450,000 in the aggregate, payable in several installments, the first installment representing one half of the purchase price was made on the first business day after the Effective Date and the remaining one-half of the purchase price shall be made pursuant to a promissory note in the aggregate principal amount of $225,000 to be paid in five equal installments commencing in December 2005. The promissory note shall bear interest at a rate of 3.5% per annum. In connection with the purchase of his shares of Common Stock, all 500,000 options to purchase shares of Common Stock held by Mr. Boughrum were cancelled.
      The above-referenced lump sum settlement payments to be made to Messrs. Weigand and Boughrum in April 2006 pursuant to the Settlement Agreements replaces the monthly severance payments which otherwise would be made under their respective Employment Agreements.
      The Settlement Agreements entitle the Executives to twelve months of COBRA coverage and required the Company and each of the Executives to enter into Voting and Standstill Agreements dated November 17, 2005 (the “Standstill Agreement”). The Standstill Agreement limits the activities of each of the Executives, until October 9, 2007, with respect to exercising any voting rights that he might have by virtue of his ownership of shares of Common Stock held or subsequently acquired, restricts his ability to enter into or participate in certain types of transactions involving or affecting the Company and limits his ability to resell common stock owned, or to be owned, by him. The Settlement Agreement also required the Executives and the Company to enter into amendments to the following agreements: (a) Amendment No. 1 to Executive Employment Agreement, dated November 17, 2005, which modifies the terms of settlement payments by the Company to each of the Executives; and (b) Amendment No. 1 to Agreement Not to Engage in Prohibited Activities, dated November 17, 2005, which reaffirms the Executive’s agreement not to engage in “Prohibited Activities,” as defined in Amendment No. 1 to the Executive Employment Agreements. In addition, the Settlement Agreement with Mr. Weigand requires that the Company enter into an Amendment No. 1 to Agreement Not to Compete, dated November 17, 2005, which modifies the definition of the term “Prohibited Activities” to correspond with the other amendments described above. As now defined, “Prohibited Activities” means directly or indirectly engaging as an owner, employee, consultant or agent of any company in deregulated markets with the Company or Commerce Energy, Inc. in the marketing of natural gas and/or electricity to retail customers. It is expressly understood that direct employment by a regulated utility company with or without an unregulated retail marketing subsidiary would not be a “Prohibited Activity” while employment by or engaging in such activities with an unregulated retail marketing subsidiary of the same utility company would be a “Prohibited Activity.” Under the Settlement Agreements, each of Mr. Weigand and Mr. Boughrum and the Company, respectively, agreed to mutual general releases of all claims that the parties may have against each other.
      John A. Barthrop. Mr. Barthrop served as our Senior Vice President, General Counsel and Secretary. We entered into to an employment agreement with Mr. Barthrop on November 1, 2000. Mr. Barthrop’s employment agreement was amended on March 31, 2004. The agreement, as amended, provided for Mr. Barthrop’s employment through December 31, 2004. Under the terms of his employment agreement, as amended, Mr. Barthrop received a severance payment in an amount equal to $240,000, his annual base salary as of the date of the termination of his employment.
      Steven S. Boss. On August 1, 2005, Commerce entered into an employment agreement with Steven S. Boss as Commerce’s newly elected Chief Executive Officer. Pursuant to the employment agreement, on August 1, 2005, the Company also entered into a stock option agreement, a restricted stock agreement and an indemnification agreement with Mr. Boss. On August 1, 2005, the Board of Directors of the Company designated Mr. Boss as the principal executive officer for purposes of all filings with the SEC under the Securities Act and the Exchange Act.
      Pursuant to the employment agreement, Mr. Boss will receive an annualized base salary of $412,000, with a target incentive bonus of 50% of base salary. Mr. Boss was granted an option to purchase 300,000 shares of Common Stock at an exercise price equal to $1.80 per share, with vesting as to 100,000 shares upon hire and as to 100,000 shares on each of the first two anniversaries thereafter. Mr. Boss was also issued 200,000 shares of restricted Common Stock, subject to a Company repurchase right, which will lapse as to one quarter of the restricted shares on the first anniversary the date of issuance and will lapse with respect to one quarter of the restricted shares after each of the fiscal years ending July 31, 2006 through July 31, 2008 if the Company meets or exceeds certain performance targets established by the Board. The employment agreement has no specific term and is subject to termination by either the Company or Mr. Boss without cause upon 60 days written notice.
      The employment agreement provides that if Mr. Boss is terminated without cause or if he resigns for good reason, Mr. Boss will be entitled to severance equal to 12 months of his then-current base salary payable over a 12-month period, plus 12 months accelerated vesting of outstanding unvested stock options and restricted stock. In the event of a change of control of the Company, Mr. Boss may resign for good reason within 180 days after the change of control.
      Under the employment agreement, Mr. Boss agreed not to solicit the Company’s employees, customers, clients or suppliers during the term of his employment and for a period of one year after any period in which severance payments are received, and not to compete with the Company during the term of his employment and any period in which severance payments are received. Finally, in accordance with the employment agreement, we indemnified Mr. Boss pursuant to our standard form of indemnification agreement.
      Lawrence Clayton, Jr. On August 1, 2005, the Company entered into a consulting agreement with Lawrence Clayton, Jr., whom the Company appointed as interim Chief Financial Officer and Secretary and designated the principal financial officer for purposes of all filings with the SEC under the Securities Act and the Exchange Act on August 4, 2005. The consulting agreement provided that Mr. Clayton serve as an independent contractor and provide finance, accounting and financial oversight services to the Company. Under the consulting agreement, Mr. Clayton was paid $200 per hour (with a maximum of $1,500 per day and $7,500 per week). The consulting agreement had an initial term through September 30, 2005, subject to extension upon mutual agreement. On September 29, 2005, the term of the consulting agreement was extended until November 30, 2005 on the same terms and conditions.
      On December 1, 2005, the Company entered into an employment agreement with Mr. Clayton to serve as the Company’s Chief Financial Officer. Pursuant to the employment agreement, on December 1, 2005, the Company also entered into a stock option agreement, a restricted stock agreement and an indemnification agreement with Mr. Clayton.
      Under the terms of the employment agreement, Mr. Clayton will receive an annual base salary of $275,000 and will be eligible to receive an incentive bonus for the fiscal year ending July 31, 2006 if the Company reaches financial objectives which will be determined by the Board. For the fiscal year ending July 31, 2007, and each fiscal year thereafter, Mr. Clayton will participate in an incentive bonus program to be established by the Company as part of a comprehensive executive incentive bonus plan. In addition, on December 1, 2005 (a) pursuant to the terms of the employment agreement and the stock option agreement, the Company granted to Mr. Clayton an option to purchase 120,000 shares of Common Stock, which option will vest in equal amounts on each of the first three anniversaries of the date of the grant; and (b) pursuant to the terms of the employment agreement and the restricted stock agreement, the Company issued to Mr. Clayton 45,000 shares of restricted Common Stock, subject to a Company repurchase right which will lapse as to one third of the restricted shares on the first anniversary of the date of issuance and will lapse with respect to one third of the restricted shares after each of the fiscal years ending July 31, 2007 and July 31, 2008 if the Company meets or exceeds certain performance targets established by the Board. The employment agreement has no specific term and is subject to termination by either the Company or Mr. Clayton without cause upon 60 days written notice.
      The employment agreement provides that if Mr. Clayton employment is terminated by the Company without cause or by Mr. Clayton for good reason, Mr. Clayton will be entitled to severance (as long as Mr. Clayton does not accept employment and signs a release of claims) equal to 12 months base salary, payable in six equal installments commencing on first business day after six months from the date of the termination (the “Severance Period”), plus reimbursement of the cost of continuation coverage under COBRA for 12 months and 12 months accelerated vesting of outstanding options and restricted stock. In the event of a change of control of the Company, as defined in the employment agreement, Mr. Clayton may resign for good reason within 180 days after the change of control.
      The employment agreement provides that Mr. Clayton will not solicit customers or employees of the Company during his employment with the Company and for a period of one year after the end of the Severance Period. The employment agreement further provides that Mr. Clayton will not accept employment with, or otherwise engage in, any business that competes with the Company during his employment or any period during which he is receiving severance payments from the Company. Finally, in accordance with the employment agreement, the Company indemnified Mr. Clayton pursuant to the Company’s standard form of indemnification agreement, effective August 1, 2005.
      Thomas L. Ulry. On March 1, 2005, we entered into an at-will employment letter agreement dated February 28, 2005 with Thomas L. Ulry, our Senior Vice President of Operations. The agreement provided for an annual base salary of $190,000, subject to adjustment based upon the results of a independent compensation study commissioned by the Compensation Committee of our Board of Directors, an annual discretionary bonus, as determined by the Compensation Committee, a grant of options to purchase 100,000 shares of our common stock at an exercise price of $3.50 per share, vesting equally over four years, a relocation bonus of $100,000 and reimbursement of actual relocation expenses not to exceed $40,000. The agreement also provided for other standard employee benefits including medical, dental and insurance benefits and the right to participate in our 401(k) Plan. Finally, the agreement provided for a severance benefit of one year’s annual base salary if we terminated Mr. Ulry without cause prior to March 2, 2006. On May 31, 2005, we entered into a second at-will employment letter agreement with Mr. Ulry which superceded the February 28, 2005 letter agreement. Pursuant to the May 31, 2005 agreement, Mr. Ulry’s annual base salary was increased to $225,000, the $100,000 relocation bonus was deleted and the severance benefit was amended to state that if we terminated Mr. Ulry without cause during the first year after May 31, 2005, Mr. Ulry would be entitled to one year’s annual base salary, and if we terminated him without cause at any time thereafter, an amount equal to his monthly salary for up to six months or until he finds other employment, whichever is first to occur. All other terms set forth in the February 28, 2005 at-will employment letter agreement remained the same.
Securities Authorized for Issuance Under Equity Compensation Plans
      The 1999 Plan has been approved by our stockholders. We do not have any equity compensation plans other than the 1999 Plan approved by our Stockholders, with the exception of one-time grants of warrants or options made by our Board of Directors from time to time.

      The following table sets forth information regarding the number of shares of our common stock that may be issued pursuant to our equity compensation plans or arrangements as of the end of fiscal 2005.

	(a)		(b)	(c)

	Number of			Number of Securities
	Securities to be			Remaining Available for
	Issued Upon Exercise		Weighted-Average	Future Issuance Under
	of Outstanding		Exercise Price of	Equity Compensation Plans
	Options, Warrants		Outstanding Options,	(Excluding Securities
Plan Category	and Rights		Warrants and Rights	Reflected in Column(a))

Equity compensation plans approved by security holders	6,052,499	(1)	$2.16	947,401	(2)
Equity compensation plans not approved by security holders	2,820,000	(3)	$2.43	—

Total	8,872,499		$2.24	947,401

(1)	Represents shares of Common Stock that may be issued pursuant to outstanding options granted under the 1999 Plan.

(2)	Represents shares of Common Stock that may be issued pursuant to options available for future grant under the 1999 Plan.

(3)	Represents stock options granted by our Board of Directors to various employees, directors and consultants pursuant to stand-alone agreements.
Compensation Committee Interlocks and Insider Participation
      Executive compensation is determined by a Compensation Committee elected by our Board of Directors. The Compensation Committee is currently comprised of Charles E. Bayless, Gary J. Hessenauer, Mark S. Juergensen, Dennis R. Leibel and Robert C. Perkins. None of the current Compensation Committee members is or has been an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers who serves on our Board of Directors or the Compensation Committee.
Report on Executive Compensation

Overview
      This Report on Executive Compensation shall not be deemed incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
      During fiscal 2005, the Company’s compensation philosophy in addressing the compensation for the Company’s executive officers and senior management personnel was based upon three primary themes: (a) offer base compensation sufficient to attract and retain high quality management talent; (b) provide variable compensation components (including short and long-term incentive awards) which are linked with the Company’s performance and that align executive remuneration with the interests of the stockholders; and (c) provide a competitive benefits package.

Compliance with Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) limits deductions for certain executive compensation in excess of $1,000,000. Certain types of compensation in excess of $1,000,000 are deductible only if performance criteria related to such compensation are specified in detail and the stockholders have approved the compensation arrangements. The Company believes that it is in the best interests of its stockholders to structure compensation plans to achieve deductibility under

Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.
      The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Committee is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m); such deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Compensation Program Components
      In fiscal 2005, the components of the Company’s executive compensation program consisted of (a) base salary; (b) awards under the 1999 Plan; (c) the Company’s Management Bonus Program for Fiscal 2005; and (d) severance agreements entered into with Mr. Carter, our former chief executive officer.
      The level of compensation for fiscal 2005 for the Chief Executive Officer and all but one of one the Company’s other Named Executive Officers was determined primarily by the terms of the employment agreements between the Company and such Named Executive Officers. In connection with compensation decisions, the Compensation Committee enlists the aide of advisors and reviews studies which cover the basic components of compensation including, base salary short and long-term compensation and other benefits. Although the Company does not have many comparable companies in its industry and geographical area, the Committee attempts to search for such data in making compensation decisions.
      In fiscal 2005, the Compensation Committee adopted the Commerce Energy Group, Inc. Management Bonus Program for the fiscal year ending July 31, 2005 (the “2005 Bonus Program”). Under 2005 Bonus Program, the Company’s executive officers and other management employees would be entitled to a cash bonus after completion of fiscal 2005 if pre-established levels of performance under designated criteria are met or exceeded for the fiscal year. The financial performance goals are based on the Company’s attainment of either (a) a certain level of pre-tax net income or (b) a certain market price for the Company’s common stock. Under the 2005 Bonus Program, the Company established a bonus pool ranging from zero to 15% of the Company’s pre-tax net income, depending on the level of the Company’s pre-tax net income for fiscal 2005. The bonus pool was to be allocated to participants in the 2005 Bonus Program according to a formula based primarily on each participant’s base salary. No awards were earned under the 2005 Bonus Program.

Compensation of the Chief Executive Officer
      The only compensation awards to the Company’s Chief Executive Officer which were directly related to the Company’s performance were in connection with the award of an annual bonus and the grant of stock options pursuant to the terms of his employment agreement.
      The Company entered into an employment agreement with Mr. Carter on January 1, 2000. Mr. Carter’s employment agreement was amended on November 1, 2000 and March 15, 2004. The agreement, as amended, provided for Mr. Carter’s employment with the Company through January 31, 2005. Pursuant to the terms of the employment agreement, as amended, Mr. Carter’s salary was subject to automatic and discretionary annual increases in base salary and discretionary bonuses. During fiscal 2005, no discretionary increases in base salary were made, no bonus, stock options or other incentive awards were made to Mr. Carter.
      On November 11, 2004, a Special Committee of the Board of Directors placed Mr. Carter, Chairman of the Board and Chief Executive Officer of Commerce and Commonwealth, on paid administrative leave, which continued through the remainder of the term of Mr. Carter’s employment agreement ending on January 31, 2005.

      On April 22, 2005, the Company and its principal operating subsidiary, Commerce Energy, Inc., entered into a settlement agreement and release with Mr. Carter. The settlement agreement provided for payments to Mr. Carter totaling $3.0 million and the payment of two months of COBRA coverage for Mr. Carter. In addition, Mr. Carter retained an option to purchase 2.5 million shares of Common Stock at $2.50 per share. Under the settlement agreement, Mr. Carter and the Company agreed to the mutual general releases of all claims that the parties may have against each other, and Mr. Carter agreed to relinquish any stock options he has been granted, or claims to have been granted, in excess of the 2.5 million options.
      On the same day that Mr. Carter was put on administrative leave, the Company named Peter Weigand, President of the Company, as the “principal executive officer” for purposes of SEC reporting. Mr. Weigand was compensated pursuant to an employment agreement with the Company dated April 1, 2004. The agreement provided for an initial three year term and was to be automatically extended for successive one year periods, unless terminated by the Company. During fiscal 2005, no discretionary increases in base salary were made, no bonus, stock options or other incentive awards were made to Mr. Weigand.
      On August 4, 2005, our Board of Directors decided to terminate without cause the employment of Mr. Weigand. In accordance with the terms of his employment agreement, the termination became effective on October 8, 2005. For a discussion of terms of Mr. Weigand’s Settlement and General Release, please see the discussion in this Proxy Statement under “Compensation of Executive Officers — Employment Agreements.”

Compensation of the Other Named Executive Officers
      During fiscal 2005, no discretionary increases in base salary were made, no bonus, stock options or other incentive awards were made to the other Named Executive Officers.
      For a further description of the terms of the employment agreements with the Named Executive Officers, please see the discussion in this Proxy Statement under the caption “Compensation of Executive Officers — Employment Contracts.”

Commerce Energy Group
Compensation Committee*

Mark S. Juergensen (Chairman)
Charles E. Bayless
Gary J. Hessenauer
Dennis R. Leibel
Robert C. Perkins

*	Gregory L. Craig, a former independent director of the Company was appointed to the Compensation Committee of Commerce Energy Group, Inc. in November 2004 and served until August 1, 2005. Charles E. Bayless commenced his service on the Compensation Committee on August 1, 2005, after the completion of fiscal 2005, and Gary J. Hessenauer joined the Board of Directors and the Compensation Committee on August 29, 2005. Dennis R. Leibel was appointed to the Board and commenced his service on the Compensation Committee on December 12, 2005.

PERFORMANCE GRAPH
      The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
      The Common Stock commenced trading on the American Stock Exchange on July 8, 2004. The last trading day of the Company’s fiscal year 2005 was July 29, 2005.
      The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.
Comparison of Initial Trading Period Cumulative Return
      The performance graph below illustrates a comparison of cumulative total returns based on an initial investment of $100 in the Common Stock which as traded on the American Stock Exchange from July 30, 2004 to July 29, 2005, as compared with the S&P 500 Stock Index and the Utility Select Sector Index for the same period. The Utility Select Sector Index is a modified market capitalization based index intended to track the movement of companies that are components of the S&P 500 index and are utilities. Utilities include communications services, electrical power providers and natural gas distributors.
      This performance chart assumes:

•	$100 invested on July 30, 2005 in the Common Stock compared with a $100 investment in the S&P 500 Stock Index and in the Utility Select Sector Index.

•	All dividends are reinvested.
Value of Investment

	July 8, 2004	July 31, 2004	July 31, 2005

Commerce Energy Group Common Stock	$100	$76.74	$69.30
S&P 500 Index	$100	$99.33	$111.28
Utilities Select Sector Index	$100	$101.70	$136.08

TRANSACTIONS WITH MANAGEMENT AND OTHERS
      We purchase natural gas from several suppliers, including Cook Inlet Energy Supply LLC, or Cook Inlet. Gregory L. Craig is the Chief Executive Officer and a substantial shareholder of Cook Inlet, and served as a director of Commerce Energy Group, Inc. from November 2004 to August 2005. For the six months ended July 31, 2005, we purchased approximately $9.2 million of natural gas from Cook Inlet, accounting for approximately 5% of our total direct energy costs. Our natural gas retailing business was acquired when we purchased certain assets of American Communications Network, Inc. and certain of its subsidiaries in February 2005, which we refer to as the ACN Energy Transaction. In the ACN Energy Transaction we became a successor to the supply arrangement between Cook Inlet and ACN pursuant to which we subsequently purchased natural gas from Cook Inlet. We believe the purchases were on terms comparable to those available from unaffiliated suppliers.
      On April 1, 2004, we acquired Skipping Stone Inc., an energy consulting and technology firm. Skipping Stone was a privately held company that was principally owned by Peter T. Weigand, our former President and former director of the Company. In connection with the acquisition of Skipping Stone Inc., each of the former holders of Skipping Stone common stock, including Mr. Weigand and Eric G. Alam, agreed to place 20% of the Commonwealth shares issued to him in the merger in an escrow for a period of six months. The stockholder escrow shares were subject to forfeiture, at $1.92 per share, based upon a “true up” calculation, defined in the merger agreement.
      On November 17, 2005, the Company, its wholly-owned subsidiary, Commerce Energy, Inc., counsel to the Company and Commerce Energy, Inc., Eric G. Alam, Bruno Kvetinskas, Greg Lander and Peter Weigand entered into a Agreement and Release dated November 17, 2005 regarding and an aggregate 322,215 shares of the Company’s common stock being held in an escrow account relating to the acquisition of Skipping Stone, Inc. by the Company in April 2004. As a result of the settlement, all such shares of common stock were distributed to Mr. Alam (34,985), Mr. Kvetinskas (33,295), Mr. Lander (36,199) and Mr. Weigand (217,736). Messrs Alam, Kvetinskas, Lander and Weigand all were shareholder of Skipping Stone prior to the acquisition. Messrs. Lander and Kvetinskas are currently employees of a subsidiary of the Company. Mr. Alam was an executive officer and employee of the Company and Commerce; he resigned effective December 1, 2005.
      On November 17, 2005, the Company, Commerce Energy, Inc. and Eric G. Alam, Senior Vice President of Sales and Marketing of the Company, entered into a Settlement Agreement and General Release Agreement which became effective on November 25, 2005 (the “Alam Effective Date”). Pursuant to the Settlement Agreement and General Release, Mr. Alam voluntarily tendered his resignation as an executive officer and an employee of the Company and Commerce Energy, Inc., effective December 1, 2005 and the Company, Commerce Energy, Inc. and Mr. Alam agreed to mutual general releases of all claims that the parties may have against each other. Mr. Alam agreed to sell to the Company all 174,926 shares of the Company’s common stock held by him for $1.50 per share (an aggregate price of $262,389) payable by the Company one-half on November 28, 2005 and the other half (without interest) on the first business day 90 days after the first payment was made. In connection with the purchase of his stock, all of Mr. Alam’s 133,333 options to purchase shares of the Company’s common stock were cancelled.
      In connection with the sale of shares of common stock to the Company, Mr. Weigand sold his remaining 120,000 shares of common stock to two of the Company’s independent directors, Mr. Charles E. Bayless (100,000 shares) and Mr. Mark S. Juergensen (20,000 shares) at the same $1.50 price per share purchased by the Company. Messrs. Bayless and Juergensen paid Mr. Weigand for the shares in one lump sum on the first business day after the Effective Date. The transactions to purchase the shares of the Company’s common stock held by Mr. Weigand by Messrs. Bayless and Juergensen were approved by the disinterested members of the Board of Directors and were consummated at the same time as the purchase of Mr. Weigand’s shares by the Company. A summary of the entire transaction with Mr. Weigand is set forth under the caption “Compensation of Executive Officers” under the caption “Employment Agreements.”

      A summary of the Employment Agreements for Steven S. Boss, Chief Executive Officer of Commerce, Thomas L. Ulry, Senior Vice President of Operations and Sales for Commerce, and Lawrence Clayton, Jr., Chief Financial Officer and Secretary of Commerce, are set forth above under Compensation of Executive Officers, under the caption “Employment Agreements.”
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
      To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during fiscal 2005, and except as disclosed in the following paragraph, our officers, directors and beneficial owners of more than 10% of our common stock complied with all Section 16(a) filing requirements during fiscal 2005.
      The following persons made late filings of reports under Section 16(a) of the Exchange Act that related to transactions that occurred during fiscal 2005: (a) Craig G. Goodman, one of our former directors, filed a late Form 4 in connection with two purchases of our common stock in October 2004; (b) Robert C. Perkins, one of our directors, filed a late Form 4 in connection with two purchases of our common stock in January 2005; (c) Peter T. Weigand, one of our directors, filed a late Form 4 in connection with the purchase of our common stock in January 2005; and (d) Thomas L. Ulry, our Senior Vice President of Operations and Sales, filed a late Form 4 in connection with a grant of an employee stock option in March 2005.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE
ANNUAL MEETING FOR THE FISCAL YEAR ENDING JULY 31, 2006
Nominations for Directors for the Annual Meeting for the Fiscal Year Ending July 31, 2006
      No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any stockholder who (i) is a stockholder of record at the time of giving the notice provided for in the Nomination Bylaw, (ii) will be entitled to vote for the election of directors at the annual meeting and (iii) complies with the notice procedures set forth in the Nomination Bylaw.
      Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days nor less than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is changed by more than 30 days before or 70 days after such anniversary date, then for the notice by the stockholder to be timely, it must be received by us no earlier than 120 days prior to such annual meeting nor later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.
      Therefore, in order to be timely for the annual meeting for the fiscal year ending July 31, 2006, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than September 28, 2006 and not later than October 28, 2006. To be effective, the written notice must include (a) the name, age, business address and residence address of the person being nominated by the stockholder, (b) the principal occupation or employment of the stockholder’s nominee, (c) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the stockholder’s nominee, (d) any other information relating to the stockholder’s nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (e) the written consent of each proposed nominee to being named as a nominee and to serve as a director of the Company if elected, (f) the name and record address of the stockholder making the nomination, (g) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (h) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made by such stockholder, (i) a representation that such stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (j) a representation of whether such stockholder or any such beneficial owner intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (2) otherwise to solicit proxies from stockholders in support of such nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.
Stockholder Proposals for Inclusion in Proxy Statement
      If you want us to consider including a proposal in the Company’s proxy materials relating to the annual meeting of stockholders to be held for the fiscal year ending July 31, 2006, you must submit such proposal to the Company no later than August 23, 2006. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. You should direct any such stockholder proposals to the attention of the Secretary of the Company at our address set forth on the first page of this proxy statement.

Stockholder Proposals for the Annual Meeting for the Fiscal Year Ending July 31, 2006
      Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.
      With respect to any proposal that one of our a stockholders presents at the annual meeting of stockholders to be held for the fiscal year ending July 31, 2006 that is not submitted for inclusion in the Company’s proxy materials, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within 30 days before or 70 days after such anniversary date, then for the notice by the stockholder to be timely, it must be so received no earlier than 120 days before such annual meeting nor later than 90 days before such annual meeting or the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Therefore, in order to be timely for the annual meeting for the fiscal year ending July 31, 2006, a stockholder’s notice regarding a proposal not to be included in the Company’s proxy materials must be delivered to or mailed and received at our principal executive offices not earlier than September 28, 2006 and not later than October 28, 2006. With respect to any proposal that a stockholder of the Company presents at the annual meeting of stockholders to be held for the fiscal year ending July 31, 2006 that is not included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proxy for such annual meeting of stockholders will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a-4 under the Securities Exchange Act of 1934, as amended.
      To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the text of the proposal, (c) the reasons for the proposal, (d) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (e) the class and number of shares of the Company which are beneficially owned by the stockholder and (f) any material interest of the stockholder in such business, (g) the name and record address of the stockholder making the proposal, (h) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (i) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other persons (including their names) pursuant to which the proposals are to be made by such stockholder, (j) a representation that such stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (k) a representation of whether such stockholder or any such beneficial owner intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (2) otherwise to solicit proxies from stockholders in support of such proposal.

AVAILABILITY OF ANNUAL REPORT
      You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended July 31, 2005, including the financial statements and the financial statement schedules required to be filed with the Securities and Exchange Commission pursuant to rule 13a-1 of the Securities Exchange Act of 1934, as amended. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to us at the address of the Company set forth on the first page of this proxy statement, attention: Lawrence Clayton, Jr., Secretary.
OTHER MATTERS
      The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. With the exception noted below, if other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy. The Company has omitted from this proxy statement pursuant to SEC Rule 14a-8 a stockholder proposal that separately related to declassification of the Board. If it is determined at the Annual Meeting that such proposal is properly presented, the persons named in the accompanying proxy will use the discretionary authority granted to them to vote the shares for which they hold proxies against that stockholder proposal.

By Order of the Board of Directors,

Lawrence Clayton, Jr.
Chief Financial Officer and Secretary

Costa Mesa, California
December 16, 2005

APPENDIX A
AMENDMENT TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF COMMERCE ENERGY GROUP, INC.
      The proposed amendments to Articles 5.2, 5.3 and 5.4 of the Amended and Restated Certificate of Incorporation of Commerce Energy Group, Inc. are shown below. Deletions are marked as strike outs and additions are underlined.

5.2 Election, Classes and Terms of Directors. The ~~Board of Directors, other than those who may be elected by the holders of any series of Preferred Stock then outstanding, shall be and is divided into three classes,~~ members of the Board of Directors elected at or prior to the Corporation’s first annual meeting of stockholders after the end of the Corporation’s fiscal year ended July 31, 2005 (“Fiscal 2005”) shall remain divided in Class I, Class II and Class III, ~~which shall be as nearly equal in number as possible, with the initial term of office of Class I Directors to expire at the Corporation’s first annual meeting of stockholders following the end of the Corporation’s fiscal year ended July 31, 2004 (“Fiscal 2004”), the initial term of office of the Class II Directors to expire at the Corporation’s second annual meeting of stockholders following the end of Fiscal 2004 and the initial term of office of the Class III Directors to expire at the Corporation’s third annual meeting of stockholders following the end of Fiscal 2004, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified or until such Director’s death, resignation or removal. In the event of any increase or~~ respectively, until the expiration of the term to which they were then elected, such that the term of each Class III Director shall end at the Corporation’s second annual meeting of stockholders after the end of Fiscal 2005, the term of each Class I Director shall end at the Corporation’s third annual meeting of stockholders after the end of Fiscal 2005, and the term of each Class II Director shall end at the Corporation’s fourth annual meeting of stockholders after the end of Fiscal 2005. Except as may be otherwise provided for Directors, if any, elected by a series of Preferred Stock then outstanding, the term of each Director elected after the Corporation’s first annual meeting of stockholders after the end of Fiscal 2005 shall end at the Corporation’s annual meeting of stockholders following his or her election. Commencing with the Corporation’s fourth annual meeting of stockholders after the end of Fiscal 2005, the foregoing classification of the Board of Directors shall cease, and all Directors shall be elected for a term ending at the Corporation’s annual meeting of stockholders following the Corporation’s annual meeting of stockholders at which the Director was elected. In no case shall a decrease in the number of ~~Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which such Director is a member until the expiration of the current term, or such Director’s~~ Directors shorten the term of any incumbent Director. Each Director shall hold office after the Corporation’s annual meeting of stockholders at which his or her term is scheduled to end until his or her successor is duly elected and qualified or until such Director’s earlier resignation or removal ~~subject, however, to prior death, resignation, disqualification or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal in number as possible.~~ from office.

5.3 Removal of Directors. Except as may be otherwise provided for ~~such additional~~ Directors, if any, elected by a series of Preferred Stock then outstanding, any Director or the entire Board of Directors may be removed~~, but only for~~ with or without cause~~, and only~~ by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation then entitled to vote at an election of Directors, voting together as a single class. ~~Nothing in this Section 5.3 shall be deemed to affect any rights of the holders of any series of~~

A-1

~~Preferred Stock to remove Directors pursuant to any applicable provisions of the Certificate of Incorporation.~~

5.4 Vacancies. Subject to the rights, if any, of any series of Preferred Stock then outstanding, and except as otherwise provided in this Certificate of Incorporation, (i) any vacancy, whether arising through death, resignation, retirement, removal or disqualification of a Director, and any newly-created directorship resulting from an increase in the number of Directors, shall be filled solely by a majority vote of the remaining Directors, even though less than a quorum of the Board of Directors~~. A,~~ and (ii) a Director so elected to fill a vacancy or newly-created directorship shall serve ~~for the remainder of the then present term of office of the class to which such Director was elected. No decrease in the number of directors shall shorten the term of any incumbent director.~~ until the Corporation’s first annual meeting of stockholders at which Directors are elected following his or her appointment but shall continue in office until his or her successor is duly elected and qualified or until such Director’s earlier resignation or removal from office.

A-2

APPENDIX B
COMMERCE ENERGY GROUP, INC.
AMENDED AND RESTATED
2005 EMPLOYEE STOCK PURCHASE PLAN
      The following constitutes the provisions of the Amended and Restated 2005 Employee Stock Purchase Plan of Commerce Energy Group, Inc.
      1.     Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Shares of the Company. It is the intention, but not the obligation, of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
      2.     Definitions.
      (a) “Administrator” means (i) any person or committee to whom the Board delegates administrative discretion under the Plan, and (ii) the Board, which may exercise any and all administrative powers associated with the Plan.
      (b) “Board” means the Board of Directors of the Company.
      (c) “Code” means the Internal Revenue Code of 1986, as amended.
      (d) “Common Shares” means shares of common stock, par value $.001 per share, of the Company.
      (e) “Company” means Commerce Energy Group, Inc., a Delaware corporation.
      (f) “Compensation” means the sums of the types and amounts of compensation determined from time to time by the Administrator in its sole discretion to be eligible to be taken into account under the Plan, provided that no such determination shall include or exclude any type or amount of compensation contrary to the requirements of Section 423 of the Code, including the equal treatment of participants having the same employer corporation.
      (g) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.
      (h) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.
      (i) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s shareholders immediately prior thereto own less than 50% of the voting shares of beneficial interest of the Company (or its successor or parent) immediately thereafter.
      (j) “Designated Subsidiaries” means the Subsidiaries (or other entities with respect to sub-plans established under Section 19(d) hereof) that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
      (k) “Employee” means any person, including an Officer, whom the Company or one of its Designated Subsidiaries classifies as an employee for payroll tax purposes and who (i) is customarily employed by the Company or one of its Designated Subsidiaries for at least 20 hours per week, (ii) is customarily employed by the Company or one of its Designated Subsidiaries for more than five months in a calendar year, and (iii) has been employed by the Company or one of its Designated Subsidiaries for at least six (6) months.
      (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      (m) “Offering Date” means the first business day of each Purchase Period of the Plan (and shall thereby be the grant date for each Purchase Period).
      (n) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
      (o) “Plan” means this Amended and Restated 2005 Employee Stock Purchase Plan.
      (p) “Purchase Date” means the last day of each Purchase Period of the Plan, provided, however, that if such date is not a business day, the “Purchase Date” shall mean the immediately preceding business day.
      (q) “Purchase Period” means a period of one calendar month (or such other period of up to 27 consecutive months that the Administrator may determine in its sole discretion before an Offering Date), except for the first Purchase Period set forth in Section 4.
      (r) “Purchase Price” means with respect to a Purchase Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share on the Offering Date or the Purchase Date, whichever is lower; provided, however, that the Administrator may before any Offering Date establish a different formula for determining the Purchase Price so long as the formula does not result in a lower Purchase Price than is allowable under Section 423(b)(6) of the Code.
      (s) “Share” means one Common Share, as adjusted in accordance with Section 18 of the Plan.
      (t) “Subsidiary” means a corporation (or an unincorporated entity of which the Company is a co-employer of its employees), domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
      3.     Eligibility.
      (a) Any person who is an Employee as of the date 30 days before the Offering Date of a given Purchase Period shall be eligible to participate in such Purchase Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code; provided however that eligible Employees may not participate in more than one Purchase Period at a time.
      (b) Any provisions of the Plan to the contrary notwithstanding other than Section 3(c), no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of beneficial ownership of the Company and/or hold outstanding options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company or shares of common stock of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase Shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
      (c) Employees of affiliates of the Company that are not corporate Subsidiaries, and Employees who are ineligible to participate pursuant to Section 3(b)(i) above may, in the sole discretion of the Administrator, be eligible to participate in any Company sub-plan or sub-plans that the Administrator may establish in accordance with Section 19(d) below.
      4.     Purchase Periods. Purchase Periods shall generally commence on the first day of each calendar month (e.g., January 1, February 1, March 1) and shall end on the last day of the calendar month in which the Purchase Period begins. The Administrator shall have the discretion to establish the first Purchase Period as commencing on or after the effective date determined in Section 22 below. The Administrator shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval, provided that the Administrator shall announce any such change at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.
      5.     Participation.
      (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s Human Resources Department or the stock brokerage or other financial services firms designated or approved by the Administrator from time to time (each, a “Designated Broker”) prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Purchase Period. The subscription agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.
      (b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.
      (c) A participant’s subscription agreement shall remain in effect for successive Purchase Periods unless modified as provided in Section 6 or terminated as provided in Section 10.
      6.     Method of Payment of Contributions.
      (a) Subject to the limitation set forth in Section 6(c), a participant shall elect to have payroll deductions made on each payday during the Purchase Period in an amount not less than one percent (1%) (or $25 per payroll period, if greater), and not more than the lesser of ten percent (10%) (or such other percentage as the Administrator may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Purchase Period or $1,000.00. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.
      (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, and may increase or decrease the rate of his or her Contributions with respect to the Purchase Period only in accordance with rules that the Administrator establishes before the Offering begins. Any change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.
      (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased during any Purchase Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.
      7.     Grant of Option.
      (a) On the Offering Date of each Purchase Period, each eligible Employee participating in such Purchase Period shall be granted an option to purchase on the Purchase Date for the Purchase Period a number of Shares determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Purchase Period shall be the number of Shares for which the aggregate Purchase Price equals the lesser of ten percent (10%) of such Employee’s Compensation earned during the Purchase Period or

$2,000.00, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.
      (b) The fair market value of the Company’s Common Shares on a given date (the “Fair Market Value”) shall be —

(i) the closing sales price of the Common Shares for such date (or, in the event that the Common Shares are not traded on such date, on the immediately preceding trading date), as reported by the New York Stock Exchange or the American Stock Exchange, or, if such price is not reported, then on the nearest preceding trading day during which a sale occurred; or

(ii) if such stock is not traded on either exchange but is quoted on NASDAQ or a successor quotation system (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean of the bid and asked prices per-share of the Common Shares as reported by the NASDAQ or successor or,

(iii) in the event the Common Shares are not listed on a stock exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter market, the Fair Market Value per share shall be the mean between the most recent representative bid and asked prices; or

(iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.
      8.     Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of a Purchase Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be sold or issued pursuant to the Plan. Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.
      9.     Delivery. As promptly as practicable after each Purchase Date of each Purchase Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with a Designated Broker.
      10.     Voluntary Withdrawal; Termination of Employment.
      (a) Subject to applicable securities law restrictions (e.g., the Company’s insider trading policy), a participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company or the Designated Broker, in the form and manner as directed by the Company, at least five (5) days prior to the Purchase Date. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Purchase Period.
      (b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of a Purchase Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 13, and his or her option will be automatically terminated. A participant will have up to 30 days to transfer, to himself, to a designated beneficiary, or to a designated broker, any Shares that the Company or the Designated Broker holds for the benefit of the Participant (using a form that the Administrator provides). If within 30 days, the participant’s Shares are not transferred, the

Administrator may, but shall not be obligated to, issue and mail a stock certificate for the Shares to the participant.
      (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Purchase Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.
      (d) If a participant’s withdraws from a Purchase Period, the participant may enroll in a subsequent purchase period but only once within the same calendar year for this Plan or any succeeding employee stock purchase plan or any similar plan which may hereafter be adopted by the Company and for which such participant is otherwise eligible, subject to applicable securities law restrictions (e.g., the Company’s insider trading policy). If a participant withdraws from a Purchase Period, payroll deductions shall not resume at the beginning of any succeeding Purchase Period for which the participant is eligible to enroll unless the participant delivers a new subscription agreement to the Company.
      11.     Interest. No interest shall accrue on the Contributions of a participant in the Plan.
      12.     Shares.
      (a) The Designated Broker shall purchase all Shares on the open market; provided, however, that no more than 3,000,000 Shares (as adjusted pursuant to Section 18) shall be purchased pursuant to options under the Plan. To the extent the Purchase Price for Shares is below Fair Market Value for any Purchase Period, the Company shall pay the Designated Broker such amounts as are necessary to subsidize the Purchase Price for Shares purchased on the open market.
      (b) The participant shall have no interest (including no right to receive any dividends) or voting right in Shares covered by his or her option until such option has been exercised.
      (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if directed by the participant in writing, in the name of the participant and his or her spouse.
      13.     Administration. The Administrator shall supervise and administer the Plan, and shall have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims under the Plan, to adopt, amend and rescind any rules deemed appropriate for the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties. No person acting individually or jointly as the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any participant.
      14.     Designation of Beneficiary.
      (a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made in the form and in the manner as directed by the Company’s Human Resources Department.
      (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice in accordance with Section 14(a). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed

(to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
      15.     Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.
      16.     Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.
      17.     Reports. Individual recordkeeping accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees at least annually by the Designated Broker, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased, and the remaining cash balance, if any.
      18.     Adjustments Upon Corporate Transactions.
      (a) In the event of a proposed dissolution or liquidation of the Company, any Purchase Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Purchase Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Purchase Period as provided in Section 10.
      (b) For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Shares in the transaction.
      (c) The Administrator shall equitably adjust the number of Shares covered by each outstanding option, and the number of Shares that may be purchased pursuant to options under the Plan, as well as the price per Share covered by each such outstanding option, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any option.
      19.     Amendment or Termination.
      (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or a Purchase Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Purchase Period is in the best interests of the Company and the shareholders, or if continuation of the Plan and/or the Purchase Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent the Administrator considers it appropriate to conform the Plan with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.
      (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Purchase Periods, to limit the frequency and/or number of changes in the amount withheld during a Purchase Period, to establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, to permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, to establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and to establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.
      (c) The Company may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company specifically authorizes the Administrator to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.
      (d) The Administrator may also adopt sub-plans applicable to the Company or to particular Subsidiaries, or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the specific terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. In addition, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.
      20.     Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
      21.     Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
      22.     Term of Plan; Effective Date. The Plan, as amended and restated, shall only become effective on the date on which it has received approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders (or by such other shareholder vote that the Administrator determines to be sufficient for the issuance of Shares or stock options according to the Company’s governing documents and applicable state law). The Plan shall continue in effect for a term of ten (10) years from the date on which it initially received shareholder approval on January 12, 2005, unless sooner terminated under Section 19.
      23.     Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
      24.     Notice of Disqualifying Dispositions. By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant sells, transfers or otherwise disposes of any Shares acquired under the Plan, if such disposition occurs within the earlier of (i) two (2) years of the Offering Date, or (ii) one (1) year of the Purchase Date, associated with such Shares. Each participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.
      25.     Withholding of Taxes. Each participant must make adequate provision for all applicable federal, state, or other tax withholding obligations which may arise upon the exercise of any option or the disposition of any Shares.
      26.     No Employment Rights. The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any Shares from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan), or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time.
      27.     Offsets. To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any participant under the terms of the Plan to the extent of any amount owed for any reason by such participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Board or its committee, in its sole discretion, shall determine.
      28.     Captions. The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.
      29.     Governing Law. The internal laws of the State of Delaware shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

APPENDIX C
COMMERCE ENERGY GROUP, INC.
2006 STOCK INCENTIVE PLAN

1.	Establishment, Purpose, and Types of Awards
      Commerce Energy Group, Inc. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “Commerce Energy Group, Inc. 2006 Stock Incentive Plan” (hereinafter referred to as the “Plan”), in order to provide incentives and awards to select employees, directors, consultants, and advisors of the Company and its Affiliates.
      The Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Share Appreciation Rights
Section 8	Restricted Shares, Restricted Share Units, and Unrestricted Shares
Section 9	Deferred Share Units
Section 10	Performance Awards
      The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.	Defined Terms
      Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.	Shares Subject to the Plan
      Subject to the provisions of Section 13 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 1,453,334 Shares, provided that the Company shall not make additional awards under the Commonwealth Energy Corporation 1999 Equity Incentive Plan, as amended and assumed by Commerce Energy Group, Inc. For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.
      Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award either (i) as payment of the exercise price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting or distribution of an Award. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares granted pursuant to Awards (whether or not Shares are issued pursuant to such Awards), provided that any Shares that are either issued or purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the Exercise Price for an Award shall be available for issuance pursuant to future ISO Awards.

4.	Administration
      (a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.
      (b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.
      (c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or SARs to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration; and

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.
      Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.
      (d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

      (e) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.	Eligibility
      (a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.
      (b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to the terms and conditions set forth in Sections 23, 24, and 25 unless otherwise specifically provided in an Award Agreement.
      (c) Limits on Awards. During any calendar year, no Participant may receive Options and SARs that relate to more than 1,000,000 Shares. The Committee will adjust this limitation pursuant to Section 13 below.
      (d) Replacement Awards. Subject to Applicable Laws (including any associated Shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not involve an Exercise Price that is lower than the Exercise Price of the surrendered Option unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

6.	Option Awards
      (a) Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

      (b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.
      (c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.
      (d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement, provided that (i) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date, and (ii) for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date. Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.
      (e) Exercise of Option. The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.
      (f) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.
      (g) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv) any combination of the foregoing methods of payment.

      The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.
      (h) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.
      The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Retirement. In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iv) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(v) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.
      (i) Reverse Vesting. The Committee in its sole discretion may allow a Participant to exercise unvested Options, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Options.

      (j) Buyout Provisions. The Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

7.	Share Appreciate Rights (SARs)
      (a) Grants. The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person, in any of the following forms:

(i) SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii) SARs Independent of Options. The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iii) Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s shareholders generally in connection with the event.
      (b) Exercise Price. The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option. Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of federal securities laws applicable to proxy statement disclosures.
      (c) Exercise of SARs. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement, but shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.
      (d) Effect on Available Shares. All SARs that may be settled in shares of the Company’s stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares actually issued upon settlement of the SARs.
      (e) Payment. Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying —

(i) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii) the number of Shares with respect to which the SAR has been exercised.
      Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence, and (ii) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.
      (f) Form and Terms of Payment. Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares, with cash paid in lieu of fractional shares. Unless otherwise provided in an Award Agreement, all SARs shall be settled in Shares as soon as practicable after exercise.
      (g) Termination of Employment or Consulting Relationship. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.
      (h) Buy out. The Committee has the same discretion to buy out SARs as it has to take such actions pursuant to Section 6(j) above with respect to Options.

8.	Restricted Shares, Restricted Share Units, and Unrestricted Shares
      (a) Grants. The Committee may in its sole discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.
      (b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.
      (c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.
      (d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.
      (e) Dividends Payable on Vesting. Whenever Shares are released to a Participant or duly-authorized transferee pursuant to Section 8(d) above as a result of the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant or duly-authorized transferee shall also be entitled to receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued, an amount equal to any cash dividends (plus, in the sole discretion of the Committee, simple interest at a rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released from the vesting restrictions in the case of Restricted Shares or issued in the case of Restricted Share Units.
      (f) Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make a Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares. Shares with respect to which a Participant makes a Section 83(b) Election shall not be eligible for deferral pursuant to Section 9 below.
      (g) Deferral Elections. At any time within the thirty-day period (or other shorter or longer period that the Committee selects in its sole discretion) in which a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) receives an Award of either Restricted Shares or Restricted Share Units, the Committee may permit the Participant to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the Shares subject to the election, and any associated dividends and interest, shall be credited to an account established pursuant to Section 9 hereof on the date such Shares would otherwise have been released or issued to the Participant pursuant to Section 8(d) above.

9.	Deferred Share Units
      (a) Elections to Defer. The Committee may permit any Eligible Person who is a Director, Consultant or member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any Award other than Restricted Shares for which a Section 83(b) Election has been made), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of deferred share units (“Deferred Share Units”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election by a Participant who first becomes eligible to defer hereunder) after its delivery to the Company, subject to Section 8(g) regarding deferral of Restricted Shares and Restricted Share Units and to Section 10(e) regarding deferral of Performance Awards, unless the Company sends the Participant a written notice explaining why the Election Form is invalid within five business days after the Company receives it. Notwithstanding the foregoing sentence: (i) Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form, and (ii) the Committee may unilaterally make awards in the form of Deferred Share Units, regardless of whether or not the Participant foregoes other compensation.
      (b) Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to Deferred Share Units.
      (c) Issuances of Shares. The Company shall provide a Participant with one Share for each Deferred Share Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service terminates, unless —

(i) the Participant has properly elected a different form of distribution, on a form approved by the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are completed within ten years following termination of the Participant’s Continuous Service, and

(ii) the Company received the Participant’s distribution election form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 9(a), provided that such election may be changed through any subsequent election that (i) is delivered to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s election, and (ii) defers the commencement of distributions by at least five years from the originally scheduled commencement date.
      Fractional shares shall not be issued, and instead shall be paid out in cash.
      (d) Crediting of Dividends. Whenever Shares are issued to a Participant pursuant to Section 9(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a cash amount equal to any cash dividends (plus simple interest at a rate of five percent per annum, or such other reasonable rate as the Committee may determine), and a number of Shares equal to any stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued.
      (e) Emergency Withdrawals. In the event a Participant suffers an unforeseeable emergency within the contemplation of this Section and Section 409A of the Code, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Share Units. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Committee shall determine whether a Participant has a qualifying unforeseeable emergency and the amount which qualifies for distribution, if any. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.
      (f) Unsecured Rights to Deferred Compensation. A Participant’s right to Deferred Share Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

10.	Performance Awards
      (a) Performance Units. Subject to the limitations set forth in paragraph (c) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.
      (b) Performance Compensation Awards. Subject to the limitations set forth in paragraph (c) hereof, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).
      A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.
      (c) Limitations on Awards. The maximum Performance Unit Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 1,000,000 Shares and $1,000,000 in cash. The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will either be credited as Deferred Share Units, or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Section 162(b) of the Code.
          (d) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.
      (e) Deferral Elections. At any time prior to the date that is at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to an Award of either Performance Units or Performance Compensation, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 9 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to Section 10(a) or Section 10(b) above.

11.	Taxes
      (a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.
      (b) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.
      (c) Special Rules. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).
      (d) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 11, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).
      (e) Income Taxes and Deferred Compensation. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

12.	Non-Transferability of Awards
      (a) General. Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 12.
      (b) Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that an Award other than an ISO may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.	Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions
      (a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.
      (b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.
      (c) Change in Control. In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards;

(iv) terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation; or

(v) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 15(a) below.
      Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award Agreement provides otherwise.

      (d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14.	Time of Granting Awards.
      The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15.	Modification of Awards and Substitution of Options.
      (a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification.
      (b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

16.	Term of Plan.
      The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 20 below, unless the Plan is sooner terminated under Section 17 below.

17.	Amendment and Termination of the Plan.
      (a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.
      (b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 13 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.	Conditions Upon Issuance of Shares.
      Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.	Reservation of Shares.
      The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.	Effective Date.
      This Plan shall become effective on the date on which it has received approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders (or by such other shareholder vote that the Administrator determines to be sufficient for the issuance of Shares or stock options according to the Company’s governing documents and applicable state law).

21.	Controlling Law.
      All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.	Laws And Regulations.
      (a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Deferred Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.
      (b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23.	No Shareholder Rights.
      Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

24.	No Employment Rights.
      The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

25.	Termination, Rescission and Recapture.
      (a) Each Award under the Plan is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities discussed below, either during employment or after employment with the Company terminates for any reason, the Participant is acting contrary to the long-term interests of the Company. Accordingly, except as otherwise expressly provided in the Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b) and (c) hereof (collectively, the “Conditions”).
      (b) A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.
      (c) Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.
      (d) Upon exercise, payment, or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.
      (e) If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within one year after its termination for any reason, a Participant (a) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (b) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (c) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

      (f) Within ten days after receiving notice from the Company of any such activity, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section 21 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.
      (g) Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b) or (c) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under applicable law.
      (h) All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.
      (i) Notwithstanding any provision of this Section, if any provision of this Section is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Section is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.
      Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section shall not be applicable: (i) to any Participant who is not, on the Award Date, an Employee of the Company or its Affiliates; and (ii) to any Participant from and after his or her termination of Continuous Service after a Change in Control.

COMMERCE ENERGY GROUP, INC.
2006 STOCK INCENTIVE PLAN

Appendix A: Definitions

      As used in the Plan, the following definitions shall apply:
      “Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.
      “Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.
      “Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Deferred Share Unit, and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.
      “Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.
      “Board” means the Board of Directors of the Company.
      “Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.
      The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.
      “Change in Control” means any of the following:

(i) Acquisition of Controlling Interest. Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, (i) securities acquired directly from the Company or its Affiliates by or for the Person shall not be taken into account, and (ii) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be a Change in Control, as reasonably determined by the Board.

(ii) Change in Board Control. During a consecutive 2-year period commencing after the date of adoption of this Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined in the next sentence) cease for any reason to constitute a majority of the Board. A new Director shall be considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board.

(iii) Merger. The Company consummates a merger, or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.

(iv) Sale of Assets. The stockholders of the Company approve an agreement for the sale or disposition by the Company of all, or substantially all, of the Company’s assets.

(v) Liquidation or Dissolution. The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.
      Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
      “Code” means the U.S. Internal Revenue Code of 1986, as amended.
      “Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.
      “Company” means Commerce Energy Group, Inc., a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.
      “Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.
      “Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (v) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

      “Deferred Share Units” mean Awards pursuant to Section 9 of the Plan.
      “Director” means a member of the Board, or a member of the board of directors of an Affiliate.
      “Disabled” means a condition under which a Participant —

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.
      “Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended.
      “Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.
      “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      “Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.
      “Grant Date” has the meaning set forth in Section 14 of the Plan.
      “Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.
      “Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.
      “Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.
      “Option” means any stock option granted pursuant to Section 6 of the Plan.

      “Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.
      “Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.
      “Performance Compensation Awards” mean Awards granted pursuant to Section 10(b) of the Plan.
      “Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.
      “Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.
      “Plan” means this Commerce Energy Group, Inc. 2006 Stock Incentive Plan.
      “Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.
      “Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.
      “Restricted Share Units” mean Awards pursuant to Section 8 of the Plan.
      “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.
      “SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7 of the Plan.
      “Share” means a share of common stock of the Company, par value $0.001, as adjusted in accordance with Section 13 of the Plan.
      “Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.
      “Unrestricted Shares” mean Shares awarded pursuant to Section 8 of the Plan.

PROXY	PROXY
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
COMMERCE ENERGY GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE
The undersigned stockholder(s) of Commerce Energy Group, Inc., a Delaware corporation (the “Company”) hereby appoint(s) Steven S. Boss and Gary J. Hessenauer, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on January 26, 2006, and at any and all adjournments, to represent and vote all shares of the common stock of said Company held of record by the undersigned on December 7, 2005, as indicated on the reverse side of this card, and with discretion to vote against the stockholder proposal that separately related to declassification of the Board of Directors that was omitted from the Company’s proxy statement under SEC Rule 14a-8 (if the proposal is properly presented to the Meeting) and to vote in their discretion on any other matters that may properly come before the Meeting.
IF THE UNDERSIGNED DOES NOT INDICATE A CHOICE ON ONE OR MORE OF THE PROPOSALS ON THE REVERSE SIDE OF THIS CARD OR WITH RESPECT TO THE NOMINEES FOR ELECTION AS A CLASS II DIRECTOR, ALL SHARES HELD BY THE UNDERSIGNED WILL BE VOTED FOR PROPOSALS 2, 3, 4 AND 5 AND FOR THE NOMINEES NAMED IN PROPOSAL 1.
(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

FOLD AND DETACH HERE

		Please mark your vote as indicated in this example using dark ink only.		☑

1.	ELECTION OF CLASS II DIRECTORS:

THE LISTED NOMINEES HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED.

Nominees for election as Class II Directors to the Board of Directors:
		For	Withhold

01 Charles E. Bayless		☐	☐

		For	Withhold

02 Mark S. Juergensen		☐	☐

THE PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSALS.

2.	AMENDMENT TO THE COMMERCE ENERGY GROUP, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS:

		For	Against	Abstain

Proposal to approve amendment to the Commerce Energy Group, Inc. Amended and Restated Certificate of Incorporation to declassify the Board of Directors and to provide for the annual election of directors, the removal of directors with or without cause, and certain procedures to appoint directors to vacancies on the Board of Directors.		☐	☐	☐

3.	APPROVAL OF THE COMMERCE ENERGY GROUP, INC. AMENDED AND RESTATED 2005 EMPLOYEE STOCK PURCHASE PLAN:

		For	Against	Abstain

Proposal to approve the Commerce Energy Group, Inc. Amended and Restated 2005 Employee Stock Purchase Plan.		☐	☐	☐

4.	APPROVAL OF THE COMMERCE ENERGY GROUP, INC. 2006 STOCK INCENTIVE PLAN:

		For	Against	Abstain

Proposal to approve the Commerce Energy Group, Inc. 2006 Stock Incentive Plan.		☐	☐	☐

5.	RATIFICATION OF INDEPENDENT AUDITORS:
		For	Against	Abstain

Proposal to ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006.		☐	☐	☐

☐	I plan to attend the Annual Meeting
Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Signature:	Date:

FOLD AND DETACH HERE
VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK
INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 5:30 PM CENTRAL TIME
ON JANUARY 25, 2006.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,
signed and returned your proxy card.

Internet		Telephone		Mail
http://www.computershare.com/us/proxy		1-877-277-5491

Use the Internet to vote your proxy. Enter the information requested on your computer screen and follow the simple instructions.	OR	Use any touch-tone telephone to vote your proxy. There is NO CHARGE to you for the call. Follow the simple instructions provided by the recorded message.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, please do
NOT mail back this proxy card.